Exhibit 10.2

CONSENT, WAIVER AND AMENDMENT AGREEMENT

THIS CONSENT, WAIVER AND AMENDMENT AGREEMENT (this “Agreement”), dated as of June 19, 2014, is made among VALERITAS, INC., a Delaware corporation (the “Borrower”), and the financial institutions listed on the signature pages hereof under the heading “LENDERS” (each a “Lender” and, collectively, the “Lenders”).

RECITALS

WHEREAS, the Borrower and the Lenders are parties to a Term Loan Agreement dated as of May 24, 2013 (the “Term Loan Agreement”).

WHEREAS, the Borrower has delivered to the Lenders the documents attached hereto as Exhibit A (the “Reorganization Documents”) in connection with a proposed reorganization transaction and Series D Preferred Stock financing of up to $45 million, with a $25 million initial closing (the “Series D Financing” and together, the “Transaction”) involving the Borrower, pursuant to which, among other things, two new subsidiary entities of the Borrower (“Valeritas Holdings, LLC” and “Merger Sub”, respectively) will be created, with Merger Sub then merging into the Borrower (thereafter, the “Post-Transaction Borrower”) and Valeritas Holdings, LLC becoming the parent of the Post-Transaction Borrower.

WHEREAS, the Transaction is not permitted under the terms of the Term Loan Agreement.

WHEREAS, the Borrower has requested that the Lenders approve the Borrower’s entering into the Transaction and waive any restrictions in the Term Loan Agreement as they relate to the Transaction.

WHEREAS, the Borrower further anticipates that it will not be able to meet the financial covenants set forth in Section 10 of the Term Loan Agreement and has requested that the Lenders waive and amend certain provisions in such section to extend the equity cure option and change the minimum required Revenue for calendar year 2015.

WHEREAS, the Lenders have agreed to such requests, subject to the terms and conditions hereof.

NOW THEREFORE, accordingly, the parties hereto agree as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Term Loan Agreement. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Term Loan Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.03 of the Term Loan Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

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SECTION 2 Transaction Consent. The Lenders hereby consent to the Borrower consummating the Transaction in accordance with the Reorganization Documents. Subject to Sections 5 and 6 hereafter, the Lenders hereby agree that any breach of the Term Loan Agreement under Sections 3.03, 8.12, 9.03, 9.05, 9.06 and 9.09 thereof (the “Waived Transaction Provisions”) which would be caused by the actions of the Borrower in connection with the execution or consummation of the Transaction in accordance with the Reorganization Documents is hereby waived.

SECTION 3 Financial Covenant Waiver and Amendment.

(a) Subject to Sections 5 and 7 hereafter and the execution or consummation of the Transaction, the Lenders hereby waive any obligation of Borrower to comply with Section 10.01(a)(ii) of the Term Loan Agreement (the “Waived Financial Covenant Provision”, collectively with the Waived Transaction Provisions, the “Waived Provisions”).

(b) Section 10.01(a)(iii) of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“during the twelve month period beginning on January 1, 2015, of at least $20,000,000;”

SECTION 4 Limitations of Waiver. The waivers set forth in Section 2 and 3(a) above shall be limited precisely as written and relates solely to the potential noncompliance or breach by the Borrower with Sections 3.03, 8.12, 9.03, 9.05, 9.06, 9.09 and 10.01(a)(ii) of the Term Loan Agreement. Nothing in this Agreement shall be deemed to constitute a waiver of noncompliance or breach of any other term or provision in the Term Loan Agreement or the other Loan Documents, nor prejudice any right or remedy that the Lenders may now have (except to the extent such right or remedy was based upon Defaults that will not exist after giving effect to this Agreement) or may have in the future under or in connection with the Term Loan Agreement or the other Loan Documents. Nothing contained herein shall be deemed a waiver or consent in respect of (or otherwise affect the Lenders’ ability to enforce) any Default not explicitly waived by Sections 2 and 3(a) including (a) any Default that may now exist or hereafter arise from or otherwise be related to the Waived Provisions, and (b) any Default arising at any time after the Effective Date and which is similar in type to the Waived Provisions.

SECTION 5 Conditions of Effectiveness. The effectiveness of Section 2 and 3 of this Agreement shall be subject to the satisfaction of each of the following conditions precedent (the date of such satisfaction, the “Effective Date”):

(a) Fees and Expenses. The Borrower shall have paid all fees and all invoiced costs and expenses then due in accordance with Section 9(c).

(b) Waiver Documents. The Lenders shall have received, in form and substance satisfactory to it, a counterpart of this Agreement executed by the Borrower and the Lenders.

(c) Representations and Warranties. Each of the representations and warranties made by the Borrower contained in Section 8 of this Agreement shall be true and correct in all material respects on and as of the Effective Date.

(d) Transaction Documents. The Lenders shall have received and approved all Reorganization Documents in final execution form.

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SECTION 6 Further Conditions to Transaction Waiver; Covenants. The effectiveness of Section 2 on an ongoing basis is subject to the continuing satisfaction of the following covenants of the Borrower and conditions:

(a) Warrants. The Borrower previously issued to the Lenders Common Stock Purchase Warrants to purchase shares of Common Stock of the Borrower (the “Prior Warrants”) pursuant to the terms and conditions of the Term Loan Agreement. The Lenders hereby agree that effective as of the Effective Date, the Prior Warrants are hereby terminated in their entirety and of no further force or effect. Concurrently with the consummation of the Transaction, the Post-Transaction Borrower shall issue new warrants to acquire common stock in the Post-Transaction Borrower, in the form attached hereto as Exhibit B (the “Initial Warrants”), where such Initial Warrants represent in the aggregate 1.50% of the fully diluted common stock of the Post-Transaction Borrower immediately following the consummation of the Transaction. In the event the Post-Transaction Borrower consummates an additional closing of the Series D Financing and additional shares of Series D Preferred Stock of the Post-Transaction Borrower are issued and sold up to $45 million in aggregate Series D Financing, (the “Additional Series D Financing”), or the Post-Transaction Borrower, directly or indirectly through its affiliates, consummates a similar financing transaction as the Series D Financing with the investor or investors or their affiliates providing the Series D Financing (together with the Additional Series D Financing, the “Additional Financing”), concurrently with the consummation of such closing, the Post-Transaction Borrower shall issue new warrants to acquire common stock in the Post-Transaction Borrower, in the form attached hereto as Exhibit B, where such new warrants together with the Initial Warrants represent in the aggregate 1.50% of the fully diluted common stock of the Post-Transaction Borrower immediately following the consummation of such closing, after giving effect to the next $20 million of Additional Financing after the initial Series D Financing closing. For clarity, the warrant coverage shall not include any investment by existing or new investors in the Company’s IPO (as hereafter defined).

(b) Amendment of Term Loan Agreement. The Borrower and the Lenders shall promptly, and in any case no later than 10 days following the consummation of the Transaction, amend and restate the Term Loan Agreement in form and substance satisfactory to the Lenders to, among other things,

(i) Amend Section 10.01(b) to allow the Post-Transaction Borrower to use the Cure Right for any calendar year during the term of the Term Loan Agreement;

(ii) require Valeritas Holdings, LLC (or any other holding company or direct or indirect parent of Valeritas) (“Holdco”) to become an Obligor under the Term Loan Agreement, guarantee the Obligations and pledge its assets (including its capital stock in the Post-Transaction Borrower) to secure the Obligations, and enter into any Loan Documents as necessary or appropriate for such purposes;

(iii) extend the covenants in the Term Loan Agreement, including without limitation, such covenants under Sections 8 and 9 of the Term Loan Agreement, to cover any Holdco.

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SECTION 7 Further Condition to Financial Covenant Waiver. The effectiveness of Section 3 is subject to the completion (exclusive of the proceeds raised by issuing Series D Preferred Stock in the Series D Financing) of (i) an initial public offering (“IPO”) by the Post-Transaction Borrower which results in the listing of capital stock of the Post-Transaction Borrower on a recognized national exchange and net cash proceeds to the Post-Transaction Borrower in excess of $40,000,000 (the “IPO Threshold”) on or before March 31, 2015; (ii) a private financing of the Post-Transaction Borrower of at least the sum of (x) $35,000,000 plus the greater of (y) (1) zero and (2) $35,000,000 minus aggregate proceeds from the Series D Financing, where such private financing of the Post-Transaction Borrower occurs on or before December 31, 2014 and an IPO by the Post-Transaction Borrower which results in the listing of capital stock of the Post-Transaction Borrower on a recognized national exchange and net cash proceeds to the Post-Transaction Borrower in such IPO in excess of the IPO Threshold on or before June 30, 2015; or (iii) a strategic investment by a publicly listed company (or large private company deemed satisfactory to Lender in its sole discretion) in the Post-Transaction Borrower of at least $20,000,000 on or before December 31, 2014 and an IPO by the Post-Transaction Borrower which results in the listing of capital stock of the Post-Transaction Borrower on a recognized national exchange and net cash proceeds to the Post-Transaction Borrower in excess of the IPO Threshold on or before June 30, 2015. For clarity, the IPO Threshold shall include any and all amounts invested by existing investors of the Post-Transaction Borrower in the IPO.

SECTION 8 Representations and Warranties.

The Borrower represents and warrants to the Lenders as follows:

(a) The Borrower has disclosed to the Lenders all information relating to the Transaction that could reasonably expected to be material to the Lenders’ understanding and evaluation of the Transaction.

(b) All material agreements and documents relating to the Transaction have been disclosed to the Lenders.

(c) None of the information furnished by the Borrower to the Lenders in connection with the negotiation of this Agreement, including the Reorganization Documents, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 9 Miscellaneous.

(a) Term Loan Agreement Otherwise Not Affected; No Waiver. Except as expressly contemplated hereby, the Term Loan Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Lenders’ execution and delivery of, or acceptance of, this Agreement and any other documents and instruments in connection

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herewith (collectively, the “Waiver Documents”) shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

(b) No Reliance. The Borrower hereby acknowledges and confirms to the Lenders that the Borrower is executing this Agreement and the other Waiver Documents on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(c) Costs and Expenses. The Borrower agrees to pay to the Lenders on demand all reasonable out-of-pocket expenses incurred by the Lenders and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lenders), in connection with the preparation, negotiation, execution and delivery of this Agreement and any other documents to be delivered in connection herewith.

(d) Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Borrower, each Lender and their respective successors and assigns.

(e) Governing Law. This Agreement and the other Waiver Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Waiver Document (except, as to any other Waiver Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(f) Complete Agreement; Amendments. This Agreement, together with the other Waiver Documents and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein. This Agreement supersedes all prior commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. This Agreement may not be modified, amended or otherwise altered except in accordance with the terms of Section 12.04 of the Term Loan Agreement.

(g) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

(h) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

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(i) Interpretation. This Agreement and the other Waiver Documents are the result of negotiations between and have been reviewed by counsel to the Lenders, the Borrower and other parties, and are the product of all parties hereto. Accordingly, this Agreement and the other Waiver Documents shall not be construed against any of the Lenders merely because of any Lender’s involvement in the preparation thereof.

(j) Loan Documents. This Agreement and the other Waiver Documents shall constitute Loan Documents.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

THE BORROWER

VALERITAS, INC.

By	/s/ Kristine Peterson
	Name:	Kristine Peterson
	Title:	Chief Executive Officer

THE LENDERS

CAPITAL ROYALTY PARTNERS II L.P.
By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By	/s/ Charles Tate
Name:	Charles Tate
Title:	Sole Member

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P.
By CAPITAL ROYALTY PARTNERS II - PARALLEL FUND “A” GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP LLC, its General Partner

By	/s/ Charles Tate
Name:	Charles Tate
Title:	Sole Member

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner

By	/s/ Charles Tate
Name:	Charles Tate
Title:	Sole Member

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “B” (CAYMAN) L.P.
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP, L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP, LTD., its General Partner

By	/s/ Charles Tate
Name:	Charles Tate
Title:	Director

WITNESS:	/s/ Andrei Dorenbaum
Name:	Andrei Dorenbaum

CAPITAL ROYALTY PARTNERS II (CAYMAN) L.P.
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP, L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II GP, LLC., its General Partner

By	/s/ Charles Tate
Name:	Charles Tate
Title:	Director

WITNESS:	/s/ Andrei Dorenbaum
Name:	Andrei Dorenbaum

EXHIBIT A

REORGANIZATION DOCUMENTS

[See Attached]

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

[See Attached]

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is entered into as of June 9, 2014, by and among Valeritas, Inc., a Delaware corporation (“OpCo”), Valeritas Holdings, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of OpCo (“Holdings”), and Valeritas Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Holdings (“Merger Sub”).

RECITALS

WHEREAS, as of the date hereof, OpCo’s authorized capital stock consists of (i) 462,000,000 shares of Common Stock, $0.00001 par value per share (“OpCo Common Stock”), of which 953,502 are issued and outstanding; and (ii) 405,390,990 shares of Preferred Stock, $0.00001 par value per share (“OpCo Preferred Stock” and together with OpCo Common Stock, “OpCo Stock”), of which (a) 9,550,002 shares are designated Series A Preferred Stock (“OpCo Series A Preferred Stock”), all of which are issued and outstanding; (b) 85,386,945 shares are designated Series B Preferred Stock (“OpCo Series B Preferred Stock”), 68,483,119 shares of which are issued and outstanding; (c) 154,854,367 shares are designated Series C Preferred Stock (“OpCo Series C Preferred Stock”), 105,267,393 shares of which are issued and outstanding; (d) 77,997,380 shares of which are designated Series C-1 Preferred Stock, none of which are issued and outstanding; and (e) 77,602,296 shares of which are designated Series C-2 Preferred Stock (“OpCo Series C-2 Preferred Stock”), 121,951 shares of which are issued and outstanding;

WHEREAS, as of the date hereof, Merger Sub’s authorized capital stock consists of 9,000,000 shares of common stock, $0.00001 par value per share (“Merger Sub Common Stock”), all of which are issued and outstanding and owned by Holdings;

WHEREAS, as of the date hereof, all of the limited liability company interests in Holdings are held by OpCo and OpCo is the sole member of Holdings, and at the Effective Time (as defined below) Holdings’ authorized limited liability company interests will be denominated as and consist of units, in two classes, with (i) the first class consisting of 201,326,291 units designated Common Units (“Holdings Common Units”); and (ii) the second class consisting of 200,326,291 units designated Preferred Units (the “Holdings Preferred Units” and together with the Holdings Common Units, the “Holdings Units”), of which (a) 9,550,002 will constitute a series of Holdings Preferred Units designated Series A Preferred Units (“Holdings Series A Preferred Units”); (b) 85,386,945 will constitute a series of Holdings Preferred Units designated Series B Preferred Units (“Holdings Series B Preferred Units”); and (c) 105,389,344 will constitute a series of Holdings Preferred Units designated Series C Preferred Units (“Holdings Series C Preferred Units”);

WHEREAS, at the Effective Time, except as otherwise set forth in the Amended and Restated Limited Liability Company Agreement of Holdings, the form of which is attached hereto as Exhibit A (the “Holdings Operating Agreement”), the designations, rights, powers, preferences, qualifications, limitations and restrictions of the Holdings Units with respect to Holdings will be the same in all material respects as those of the OpCo Stock with respect to OpCo;

WHEREAS, the parties hereto desire to create a new holding company structure by merging Merger Sub with and into OpCo, with (i) OpCo continuing as the surviving corporation of such merger (the “Merger”), and (ii) each outstanding share of OpCo Stock being converted in such Merger into the right to receive a like number and like class (or series, as the case may be) of units of limited liability company interest in Holdings, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, it is a condition precedent to additional investment in OpCo established by the current lead investor in OpCo that the Merger take place prior to such additional investment; and

WHEREAS, the board of directors of each of OpCo and Merger Sub has approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and determined that this Agreement and the transactions contemplated hereby, including the Merger, are just and equitable and fair as to the OpCo or MergerSub, as applicable, and their respective stockholders, taken as a whole, and that it is advisable and in the best interests of OpCo or MergerSub, as applicable, and their respective stockholders, taken as a whole, to approve this Agreement and to consummate the transactions contemplated hereby, including the Merger.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

1. MERGER AND REORGANIZATION

1.1 Merger of Merger Sub into Opco. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), (i) Merger Sub shall be merged with and into OpCo, the separate existence of Merger Sub shall cease and OpCo will be the surviving corporation of the Merger (the “Surviving Corporation”), (ii) the certificate of incorporation and bylaws of OpCo in effect as of the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation immediately following the Effective Time until thereafter amended as provided by law, (iii) the directors of OpCo immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of OpCo immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, immediately following the Effective Time and until their respective successors are duly elected or appointed and qualified or until their earlier resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws; (iv) each share of OpCo Stock outstanding immediately prior to the Effective Time will be converted as set forth in Section 1.2; (v) each OpCo Option (as defined below) will be assumed by Holdings in accordance with Section 1.4.1; and (vi) each OpCo Warrant (as defined below) shall be assumed by Holdings in accordance with Section 1.4.2; (vii) all of the limited liability company interests in Holdings held by OpCo immediately prior to the Effective Time shall be canceled and extinguished without any conversion or exchange thereof subject to and in accordance with Section 1.2 below; (viii) each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time will be converted as set forth in Section 1.2 below; and (ix) the Merger will, from and after the Effective Time, have all of the effects provided by this Agreement and applicable law.

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1.2 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto, the holders of any of the following securities or any other person or entity will have their securities converted as follows:

1.2.1 Conversion of Common Stock. Each share of OpCo Common Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares (as defined below), will be converted into the right to receive one (1) Holdings Common Unit.

1.2.2 Conversion of Series A Preferred Stock. Each share of OpCo Series A Preferred Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares, will be converted into the right to receive one (1) Holdings Series A Preferred Unit.

1.2.3 Conversion of Series B Preferred Stock. Each share of OpCo Series B Preferred Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares, will be converted into the right to receive one (1) Holdings Series B Preferred Unit.

1.2.4 Conversion of Series C Preferred Stock. Each share of OpCo Series C Preferred Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares, will be converted into the right to receive one (1) Holdings Series C Preferred Unit.

1.2.5 Conversion of Series C-2 Preferred Stock. Each share of OpCo Series C-2 Preferred Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares, will be converted into the right to receive one (1) Holdings Series C Preferred Unit.

1.2.6 Merger Sub Common Stock. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of common stock, par value $0.00001 per share, of the Surviving Corporation (“Surviving Corporation Common Stock”), and as such shall continue to be owned by Holdings and thereafter represent all of the then validly issued, fully paid, and nonassessable shares of Surviving Corporation Common Stock. As a result, Holdings shall hold 9,000,000 shares of Surviving Corporation Common Stock immediately following the Effective Time.

1.2.7 Cancellation of Holdings Units. The limited liability company interests in Holdings outstanding immediately prior to the Effective Time shall automatically, and without any action on the part of Holdings or any other person or entity, be canceled and extinguished and shall cease to exist without any conversion or exchange thereof and without any consideration being payable in respect thereof, provided, however, that OpCo shall continue and remain as a member of Holdings (having no Holdings Units or other limited liability company interest in Holdings) until such time (at or after the Effective Time) as any current holder of OpCo Stock is admitted to Holdings as a member of Holdings, whereupon simultaneously with such admission OpCo shall cease to be a member of Holdings.

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1.3 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, shares of OpCo Stock that are outstanding immediately prior to the Effective Time and held of record by a holder who has neither voted in favor of the Merger nor consented thereto in writing and who shall have made a proper demand in writing for appraisal of such shares of OpCo Stock (“Dissenting Shares”) in accordance with Section 262 of the Delaware General Corporation Law (the “DGCL”) shall not be converted into or represent the right to receive the Holdings Units in accordance with Section 1.2, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares. At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with Section 262 of the DGCL. Notwithstanding the foregoing, if any Dissenting Shares shall lose their status as such (through failure to perfect, effectively withdrawing or otherwise losing their rights to appraisal of such shares of OpCo Stock), then, as of the later of the Effective Time or the date of loss of such status, such shares shall be deemed, as of the Effective Time, to have automatically been converted into and shall represent only the right to receive the applicable consideration, without interest thereon, promptly following the surrender of the certificate or certificates representing such shares of OpCo stock in accordance with Section 2.2.

1.4 Treatment of Opco Warrants and Stock Options.

1.4.1 Options. All outstanding stock options, whether vested or not, to purchase OpCo Common Stock, granted under the Valeritas, Inc. 2008 Amended and Restated Equity Compensation Plan (as amended, the “OpCo Option Plan”) that are not exercised or cancelled prior to the Effective Time (“OpCo Options”), will be assumed by Holdings. Each OpCo Option so assumed by Holdings under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable OpCo Option immediately prior to the Effective Time (including, without limitation, any vesting provisions), except that:

(a) each OpCo Option to purchase one (1) share of OpCo Common Stock will be converted automatically into an option to purchase one (1) Holdings Common Unit;

(b) the per unit exercise price for the Holdings Common Units issuable upon exercise of each assumed OpCo Option will be equal to the exercise price per share of OpCo Common Stock at which such OpCo Option was exercisable immediately prior to the Effective Time; and

(c) the OpCo Option Plan shall terminate automatically as of the Effective Time, and no new grants may be made under the OpCo Option Plan. However, the terms of the OpCo Option Plan (as adjusted to reflect the conversion in Section 1.4.1(a)) will continue govern the terms of the assumed OpCo Options. Should any of the assumed OpCo option awards expire or terminate unexercised, the Holdings Common Units subject to those awards at the time of expiration or termination shall not be available for subsequent award and issuance and shall be cancelled.

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1.4.2 Warrants.

(a) At the Effective Time, each warrant to purchase shares of OpCo Common Stock (each a “Common OpCo Warrant”) that is outstanding and unexercised immediately prior to the Effective Time will be cancelled without further action by the parties hereto or the holder thereof, and shall be of no further force or effect.

(b) At the Effective Time, each outstanding warrant to purchase shares of OpCo Series B Preferred Stock (each a “Series B OpCo Warrant”, and together with the Common OpCo Warrants, the “OpCo Warrants”), whether or not exercisable, will be assumed by Holdings. Each Series B OpCo Warrant so assumed by Holdings under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Series B OpCo Warrant immediately prior to the Effective Time (including, without limitation, any vesting provisions), except that (i) each Series B OpCo Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of Holdings Series B Preferred Units equal to the number of shares of OpCo Series B Preferred Stock that were issuable upon exercise of such Series B OpCo Warrant immediately prior to the Effective Time and (ii) the per unit exercise price for the Holdings Series B Preferred Units issuable upon exercise of such assumed Series B OpCo Warrant will be equal to the exercise price per share of OpCo Series B Preferred Stock at which such Series B OpCo Warrant was exercisable immediately prior to the Effective Time.

1.5 Tax Free Transfer. The parties intend to adopt this Agreement as a tax- free transfer in accordance with the provisions of Section 721 of the Internal Revenue Code of 1986, as amended (“Code”). The parties believe that the value of the Holdings Common Units and Holdings Preferred Units to be received in the Merger is equal, in each instance, to the value of the OpCo Common Stock and OpCo Preferred Stock to be surrendered in exchange therefor. The Holdings Common Units and Holdings Preferred Units issued in the Merger will be issued solely in exchange for the OpCo Common Stock and OpCo Preferred Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to, the consideration paid for the OpCo Common Stock and OpCo Preferred Stock. Except for Dissenting Shares, no consideration that would not constitute “partnership interest” within the meaning of Section 721 of the Code will be received in exchange for the OpCo Common Stock and OpCo Preferred Stock in the Merger. The parties shall not take a position on any tax returns inconsistent with this Section 1.5.

2. CLOSING MATTERS

2.1 The Closing. Subject to termination of this Agreement as provided in Section 5 below, the Closing shall take place remotely via the exchange of documents and signatures, on a date to be mutually agreed upon by the parties, which shall be no later than the second (2nd) business day after the satisfaction or waiver of the conditions set forth in Section 4. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.” Subject to the provisions of this Agreement, as soon as practicable on the

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Closing Date, the parties shall cause the Certificate of Merger, in the form attached hereto as Exhibit B, to be executed and filed with the Delaware Secretary of State in accordance with the requirements of the DGCL. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as may be specified in the Certificate of Merger (the “Effective Time”).

2.2 Certificates.

2.2.1 As of the Effective Time, all shares of OpCo Common Stock and OpCo Preferred Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist and will be converted into the right to receive the number of Holdings Common Units or Holdings Preferred Units determined as set forth in Section 1.3. Upon its acceptance of the Holdings Common Units or Holdings Preferred Units to which it is entitled in connection with the Merger, each holder of record of OpCo Stock (other than any stockholder holding Dissenting Shares) shall be bound by the Holdings Operating Agreement.

2.2.2 As promptly as practicable following the Effective Time, OpCo shall mail to each holder of record of OpCo Stock a letter of transmittal and joinder agreement to the Holdings Operating Agreement and instructions and other documents in the form attached hereto as Exhibit C (the “Transmittal Documentation”) for use in effecting the surrender of the certificate(s) for such shares of OpCo Stock (the “OpCo Certificates”), or if such OpCo Certificate(s) are alleged to have been lost, stolen or destroyed, in lieu thereof, an affidavit of loss agreement to provide indemnification in respect of any claim that may be made against Holdings with respect to the OpCo Certificate(s) alleged to have been lost, stolen or destroyed.

2.2.3 Until Transmittal Documentation duly completed and signed by the applicable holder of OpCo Stock and OpCo Certificates representing OpCo Common Stock or OpCo Preferred Stock outstanding prior to the Merger are surrendered pursuant to Section 2.2.2 above, (i) such certificates will be deemed, for all purposes, to evidence ownership of the number of Holdings Common Units or Holdings Preferred Units which the OpCo Common Stock or OpCo Preferred Stock, respectively, is entitled to receive and (ii) the holder of such certificates shall be bound by the terms of the Holdings Operating Agreement but shall not be admitted as a member of Holdings, with the rights and privileges attributable to such membership, except that such holder shall be entitled to share in such profits and losses, to receive such distributions and to receive such allocation of income, gain, loss, deduction, or credit or similar item to the extent attributable to such holder’s Holdings Units. Immediately upon the completion and delivery by a holder of OpCo Common Stock or OpCo Preferred Stock of the Transmittal Documentation and the surrender of the applicable OpCo Certificate(s), such holder shall be admitted as a member of Holdings.

2.2.4 The Holdings Common Units and Holdings Preferred Units shall be uncertificated.

2.3 Holdings Operating Agreement. At the Effective Time, the Holdings Operating Agreement shall be automatically adopted and become effective as the limited liability company agreement of Holdings, without the need for the execution thereof by any of the

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stockholders of OpCo Stock outstanding immediately prior to the Merger who shall be entitled to receive Holdings Units and who may be admitted as members of Holdings as described in Section 2.2.3 (collectively, the “New Members”). In accordance with the Transmittal Documentation, each of the New Members shall duly appoint an officer of Holdings as its attorney-in-fact and agent for purposes of executing and delivering the Holdings Operating Agreement on behalf of such New Member. Notwithstanding any other provision to the contrary in the Holdings Operating Agreement, any officer of Holdings, acting alone, is hereby authorized to execute and deliver the Holdings Operating Agreement on behalf of Holdings, and to execute and deliver any other documents, agreements, instruments, and certificates in furtherance hereof.

3. INFORMATION STATEMENT. OpCo shall deliver to the holders of OpCo Stock an information statement accurately describing this Agreement, the Merger and the provisions of Section 262 of the DGCL (the “Information Statement”). Such Information Statement shall solicit the approval by means of written consent of the OpCo stockholders of the adoption of this Agreement and the transactions contemplated hereby, including the Merger. If the adoption of this Agreement is approved by the Requisite Stockholder Approval, OpCo shall notify each holder of OpCo Stock who is entitled to appraisal rights of the approval of the Merger and the availability of such appraisal rights and shall include in such notice a copy of Section 262 of the DGCL, as required by Section 262(d)(2) of the DGCL. In such notice, the Company will also provide the notice required by Section 228(e) of the DGCL.

4. CONDITIONS TO CLOSING.

4.1 Each party’s obligations to effect the Merger and otherwise consummate the transactions are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

4.1.1 No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other material legal restraint or prohibition issued or promulgated by a governmental authority preventing the consummation of the transactions shall be in effect, and there shall not be any law, regulation or order enacted or deemed applicable to the transactions that makes consummation of the transactions illegal.

4.1.2 Covenants. Each of OpCo, Merger Sub and Holdings shall have performed or complied in all material respects all covenants and other obligations required to be performed by or complied with under this Agreement on or prior to the Closing Date (with materiality being measured individually and on an aggregate basis with respect to all breaches of covenants and obligations).

4.1.3 Stockholder Approval. OpCo shall have obtained executed written consents from those holders of OpCo Stock evidencing the affirmative vote of the following series and classes of OpCo Stock: (i) the holders of a majority of the outstanding shares of OpCo Series C Preferred Stock and OpCo Series C-2 Preferred Stock, voting together as a single class on an as-converted to OpCo Common Stock basis; (ii) the holders of a majority of the outstanding shares of OpCo Series B Preferred Stock, voting together as a separate class on an as-converted to OpCo Common Stock basis; and (iii) the holders of a majority of the aggregate voting power of the outstanding shares of OpCo Series C Preferred Stock, OpCo

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Series C-2 Preferred Stock, OpCo Series B Preferred Stock and OpCo Common Stock, voting together as a single class on an as-converted to OpCo Common Stock basis (collectively, the “Requisite Stockholder Approval”).

4.1.4 2014 Equity Compensation Plan. The Board of Directors of OpCo shall have approved a new equity compensation plan for new grants and other stock awards to be issued following the Effective Time.

4.1.5 Lender Consent. Capital Royalty Partners II L.P. and certain of its affiliates party to the Term Loan Agreement, dated May 24, 2013, with OpCo shall have consented to the transactions contemplated under this Agreement.

5. TERMINATION OF AGREEMENT

5.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the Requisite Stockholder Approval or by the sole stockholder of Merger Sub, to the fullest extent permitted by applicable law, by action of the Board of Directors of OpCo.

5.2 No Liability. Any termination of this Agreement pursuant to this Section 5 will be without further obligation or liability upon any party in favor of the other party hereto.

6. MISCELLANEOUS

6.1 Governing Law. The internal laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

6.2 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

6.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of both parties reflected hereon as signatories.

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6.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

6.6 Amendment and Waivers. Any term or provision of this Agreement may be amended at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the Requisite Stockholder Approval or by the sole stockholder of Merger Sub, by an agreement in writing signed by or on behalf of each of the parties hereto, with the authorization of the board of directors of each of OpCo and Merger Sub, provided, however, that after this Agreement is adopted by the Requisite Stockholder Approval or by the sole stockholder of Merger Sub, no amendment shall be made to this Agreement that by law requires further approval or authorization by the stockholders of OpCo or Merger Sub without such further approval or authorization. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

6.7 No Waiver. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

6.8 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

6.9 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

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All notices for delivery outside the United States will be sent by facsimile or by express courier. Notices by facsimile shall be machine verified as received. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

If to any party hereto:

Valeritas, Inc.

750 Route 202 South, Suite 600

Bridgewater, NJ 08807

Attention: Chief Executive Officer

Telephone No.:

Facsimile No.:

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, New Jersey 08540

Attention: Steven M. Cohen

Telephone No.:

Facsimile No.:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attention: Anthony J. Norris

Telephone No:

Facsimile No.:

Wilmer Cutler Pickering Hale and Dorr LLP

850 Winter Street

Waltham, MA 02451

Attention: Michael Bain

Telephone No:

Facsimile No.:

6.10 Entire Agreement. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

6.11 Facsimile Signatures. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VALERITAS, INC.		VALERITAS HOLDINGS, LLC

By:	/s/ William Duke	By:

Name:	William Duke	Name:	Kristine Peterson

Title:	Chief Financial Officer	Title:	President

VALERITAS MERGER SUB, INC.

By:

Name:	Kristine Peterson

Title:	President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VALERITAS, INC.		VALERITAS HOLDINGS, LLC

By:		By:	/s/ Kristine Peterson

Name:	William Duke	Name:	Kristine Peterson

Title:	Chief Financial Officer	Title:	President

VALERITAS MERGER SUB, INC.

By:	/s/ Kristine Peterson

Name:	Kristine Peterson

Title:	President

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

VALERITAS HOLDINGS, LLC

[See Attached]

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

VALERITAS HOLDINGS, LLC

a Delaware Limited Liability Company

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of VALERITAS HOLDINGS, LLC, a Delaware limited liability company (the “Company”), is dated and effective as of June [17], 2014 (the “Effective Date”) and is adopted, executed and agreed to by and among the Company, Valeritas, Inc., a Delaware corporation (“Opco”), in its capacity as a member of the Company that does not hold a limited liability company interest in the Company (the “Temporary Member”), the persons and entities listed on Schedule A hereto that hold an economic interest in the Company, some or all of which may be admitted as Members of the Company, and each other Person who at any time after the Effective Date becomes a Member in accordance with the terms of this Agreement and the Act (to the extent any person listed on Schedule A has the right to receive units of limited liability company interest in the Company pursuant to the Agreement and Plan of Merger and Reorganization dated as of the date hereof among the Company and the other parties thereto (the “Merger Agreement”) but has not executed and delivered this Agreement (including pursuant to a joinder or a power of attorney or other authorization granted to an attorney in fact or agent under the Merger Agreement or other documents related thereto), such person’s acceptance of such units of limited liability company interest shall be deemed to constitute that person’s agreement to be bound by this Agreement). Any reference in this Agreement to any Member shall include such Member’s Successors in Interest to the extent such Successors in Interest have become Substitute Members in accordance with the provisions of this Agreement.

W I T N E S S E T H:

WHEREAS, the Company was formed as a limited liability company pursuant to the Act by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on June 9, 2014 (the “Original Formation Date”), and the execution of the Operating Agreement of the Company, on June 9, 2014 (the “Original Agreement”), with Opco being the sole initial member thereof;

WHEREAS, on the date hereof, a Subsidiary of the Company, Valeritas Merger Sub, Inc., a Delaware corporation (“Merger Sub”), merged with and into Opco (the “Merger”);

WHEREAS, in connection with the Merger and in accordance with the Merger Agreement, in exchange for shares of stock in Opco, each former stockholder of Opco (other than any stockholder holding Dissenting Shares (as defined in the Merger Agreement)) has the right to receive certain units of limited liability company interest in the Company, with the rights, powers and preferences set forth herein;

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WHEREAS, in accordance with the Merger Agreement, upon its acceptance of the units of limited liability company interest in the Company to which it is entitled in connection with the Merger, each former stockholder of Opco (other than any stockholder holding Dissenting Shares (as defined in the Merger Agreement)) is bound by this Agreement and upon the surrender of the certificates representing the shares of stock in Opco held by such stockholder and the completion and signing of a joinder agreement and other transmittal documents provided for completion after the Merger, such former stockholder shall be admitted as a member of the Company;

WHEREAS, upon the admission of any former stockholder of Opco as a member of the Company, the Temporary Member shall cease to be a member of the Company and the Company shall continue without dissolution; and

WHEREAS, the parties desire to enter into this Agreement in order to amend and restate the Original Agreement and to provide for, among other things, (a) the management of the business and affairs of the Company, (b) the allocation among the Unitholders (as hereinafter defined) of the profits and losses of the Company and (c) the respective rights and obligations of the parties to each other with respect to the Company.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound, hereby amend and restate the Original Agreement and set forth the limited liability company agreement of the Company in its entirety as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.1. Definitions. The following terms shall have the following meanings for purposes of this Agreement:

“Act” means the Delaware Limited Liability Company Act, Title 6, §§ 18-101, et seq., as it may be amended from time to time.

“Additional Member” means any Person that has been admitted to the Company as a Member pursuant to Section 5.4 by virtue of having received its Units from the Company and not from any other Member, Unitholder or Assignee.

“Additional Units” shall mean any Common Units issued (or deemed to have been issued pursuant to Section 2.10(c)(i)(E)) by the Company on or following the date hereof other than:

(A) Common Units issued pursuant to a transaction described in Section 2.10(c)(ii) hereof;

(B) Common Units issued to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Board up to 31,460,537 Common Units;

(C) Common Units issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof;

(D) Common Units issuable upon the conversion of the Preferred Units issued as of the date hereof and the Series C PIK Units and Series B PIK Units;

(E) Common Units issued in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or

(F) Common Units issued or deemed issued pursuant to Section 2.10(c)(i)(E) as a result of a decrease in the Conversion Price of any class or series of Preferred Units resulting from the operation of Section 2.10(c).

“Affiliate” means any Person who, directly or indirectly, controls, is controlled by or is under common control with another Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For all purposes hereunder, (i) Kaiser Permanente Ventures LLC – Series A, Kaiser Permanente Ventures LLC – Series B and The Permanente Federation LLC shall be deemed to be Affiliates of each other and (ii) any entity managed by Auda Capital or Tullis Health shall be deemed to be an Affiliate of Auda Capital IV Co-Investment GMBH & Co. KG.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

“Assignee” means any transferee to which a Member, Unitholder or another Assignee has transferred its interest in the Company in accordance with the terms of this Agreement, but who is not a Member.

“Board Majority of the Minority” means the affirmative vote of a majority of the Series B Managers.

“Business Day” means a day other than a Saturday or Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means, with respect to any Unitholder, the account maintained for such Unitholder in accordance with the following provisions:

(a) To each Unitholder’s Capital Account there shall be added such Unitholder’s Capital Contributions, such Unitholder’s allocable share of Net Income and any items in the nature of income or gain which are specially allocated to such Unitholder pursuant to Section 4.3(b) hereof, and the amount of any Company liabilities assumed by such Unitholder or which are secured by any property distributed to such Unitholder.

(b) From each Unitholder’s Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Unitholder pursuant to any provision of this Agreement, such Unitholder’s allocable share of Net Losses and any items in the nature of expenses or losses which are specially allocated to such Unitholder pursuant to Section 4.3(b) hereof, and the amount of any liabilities of such Unitholder assumed by the Company or which are secured by any property contributed by such Unitholder to the Company.

(c) In the event any Unit is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Unit.

(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Code Section 704(b) and the Regulations promulgated thereunder, and shall be interpreted and applied by the Board in a manner consistent with such Regulations.

“Capital Contribution” means the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed from time to time to the Company by a Unitholder.

“Cash” means all unrestricted cash and marketable securities held by the Company.

“Class” or “Classes” means, the different classes of Units from time to time outstanding (which are initially the Series A Preferred Units, the Series B Preferred Units, the Series C Preferred Units and the Common Units). Except as expressly set forth in this Agreement, for purposes of voting on, consenting to or approving any matter, there shall be but a single class and a single group of Members.

“Code” means the Internal Revenue Code of 1986, as amended, from time to time, or any successor statute. Any reference herein to a particular provision of the Code shall mean, where appropriate, the corresponding provision in any successor statute.

“Common Units” means the common class of Units designated as “Common Units” and having the relative rights, preferences, privileges, limitations and qualifications set forth in this Agreement.

“Date of Issue” means (A) with respect to each of the Units issued on the date hereof, the Effective Date and (B) with respect to all Units issued after the Effective Date (if any), the actual date of issue thereof.

“Depreciation means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be calculated with reference to such beginning Gross Asset Value using any reasonable method selected by the Board; provided further, that in all events the requirements of Regulations Section 1.704-3 shall be taken into account.

“Distributable Assets” means, with respect to any fiscal period, all cash receipts (including from any operating, investing, and financing activities) and other assets of the Company from any and all sources, reduced by operating expenses, contributions of capital to Subsidiaries, investments and payments required to be made in connection with any loan to the Company and any reserve for contingencies or escrow required, in the judgment of the Board acting in good faith.

“Equity Securities” means as to any Person that is a corporation, the shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the ownership, beneficial or membership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person.

“GAAP” means United States generally accepted accounting principles as from time to time in effect.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Unitholder to the Company shall be the gross fair market value of such asset on the date of the contribution, as determined by the contributing Unitholder and the Company.

(b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board, as of the following times:

(i) the acquisition of additional Units after the date hereof by a new or existing Unitholder in exchange for more than a de minimis Capital Contribution, if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative shares of the Company’s Net Income, Net Losses and distributions pursuant to this Agreement and the Act of the Unitholders;

(ii) the distribution by the Company to a Unitholder of more than a de minimis amount of Company property as consideration for an entire or partial Unit, if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative shares of the Company’s Net Income, Net Losses and distributions pursuant to this Agreement and the Act of the Unitholders;

(iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv) the grant of Units (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity or by a new Member acting in a Member capacity or in anticipation of being a Member if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the Unitholders’ relative shares of the Company’s Net Income, Net Losses and distributions pursuant to this Agreement and the Act;

(v) immediately following any conversion of Preferred Units into Common Units in accordance with the rights of the Preferred Unit holders; and

(vi) such other times as the Board shall reasonably determine necessary or advisable to the extent permitted under Regulations Sections 1.704-1(b) and 1.704-2;

provided, however, that if any such adjustment to the Gross Asset Values of the Company’s assets occurs pursuant to this subsection (b) at a time when the Company has outstanding “noncompensatory options” (as defined in Regulations Section 1.721-2(f)) including convertible Preferred Units, the Gross Asset Value of the assets shall be adjusted to account for such outstanding noncompensatory options in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(4).

(c) The Gross Asset Value of any Company asset distributed to a Unitholder shall be the gross fair market value of such asset on the date of distribution, as reasonably determined by the Board.

(d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Board determines that an adjustment pursuant to subparagraph (b) of this definition of Gross Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

“Investor Rights Agreement” means the Investors’ Rights Agreement dated as of June 19, 2014 among the Company, Opco and the Unitholders and other Persons party thereto.

“Liquidation Event” means (1) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets, (2) the consummation of the merger (but not including the Merger) or consolidation of the Company or Opco with or into another entity (except (x) in the case of a merger or consolidation of the Company, a merger or consolidation in which the holders of Equity Securities of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the Equity Securities of the Company or the surviving or acquiring entity or (y) in the case of a merger or consolidation of Opco, a merger or consolidation in which the holders of Equity Securities of Opco or the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the Equity Securities of Opco or the surviving or acquiring entity), (3) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a Person or group of Affiliated Persons (other than (x) an underwriter of the Company’s or Opco’s Securities, (y) any person that is a holder of Series C Preferred Units on the date hereof (or any Affiliate thereof) or (z) a transferee pursuant to an exempt transfer under Section 5(f) of the Voting Agreement), of the Company’s or Opco’s Securities if, after such closing, such Person or group of Affiliated Persons would hold 50% or more of the outstanding voting Equity Securities of the Company or Opco, as the case may be (or of the surviving or acquiring entity) or (4) a liquidation, dissolution or winding up of the Company in accordance with Section 5.2; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of Opco’s or the Company’s organization or to create a holding company that will be owned in substantially the same proportions by the Persons who held Opco’s or the Company’s, as the case may be, Securities immediately prior to such transaction. The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived only with the vote or written consent of (x) the Series C Required Holders, (y) the Series B Required Holders and (z) Series A Required Holders, each voting as a separate class. In any Liquidation Event, if proceeds received by the Company or the Members is other than cash, its value will be deemed its fair market value. Any Securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1) If traded on a securities exchange or through the NASDAQ Global Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the ten (10) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the ten (10) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event; and

(3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Company (by action of the Board, which must include the affirmative vote of the Board Majority of the Minority), and the Series C Required Holders.

(B) The method of valuation of Securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a Person’s status as an Affiliate or former Affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Company (by action of the Board, which must include the affirmative vote of the Board Majority of the Minority), and the Series C Required Holders.

(C) The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event shall, upon approval by the requisite Members of the definitive agreements governing a Liquidation Event, be superseded by any determination of such value set forth in the definitive agreements governing such Liquidation Event.

“Member” means each Person listed as a member of the Company on Schedule B as of the date hereof and each other Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act, each in its capacity as a member of the Company, but shall not include any Person who has ceased to be a member of the Company. The Members shall constitute the “members” (as that term is defined in the Act) of the Company.

“Net Income” or “Net Loss” means for each fiscal year of the Company, an amount equal to the Company’s taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

(b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

(c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, Depreciation shall be taken into account for such fiscal year;

(f) The amount of any positive adjustment to the Gross Asset Values of the Company’s assets described in paragraph (d) of the definition of “Gross Asset Value” shall be treated as an item of gain, and the amount of any negative adjustment pursuant to such paragraph shall be treated as an item of loss; and

(g) Notwithstanding any other provision of this definition of Net Income or Net Loss, any items which are specially allocated pursuant to Section 4.3(b) hereof shall not be taken into account in computing Net Income or Net Loss. To the extent permitted by the Regulations, the amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 4.3(b) hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

“Officer” means each Person designated as an officer of the Company pursuant to and in accordance with the provisions of Section 3.6.

“Person” means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

“Preferred Units” means the classes of Units of the Company designated as the Series A Preferred Units, the Series B Preferred Units and the Series C Preferred Units.

“Public Offering” means a public offering of shares of common stock of a Subsidiary of the Company pursuant to an effective registration statement (other than on a Form S-4 or other similar form) under the Securities Act.

“Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Securities” means any debt or equity securities of any issuer, including common and preferred stock and interests in limited liability companies (including warrants, rights, put and call options and other options relating thereto or any combination thereof), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness and other property or interests commonly regarded as securities.

“Securities Act” means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, as the same may be amended from time to time.

“Series A Invested Amount” means, with respect to each Series A Preferred Unit, an amount equal to $1.21286 (in each case as adjusted for any Unit splits, Unit distributions, combinations, subdivisions, recapitalizations or the like with respect to the Series A Preferred Units).

“Series A Liquidation Amount” means an amount equal to the greater of (i) the sum of the Series A Invested Amount, plus any distributions declared but unpaid thereon through the date of such Liquidation Event or (ii) such amount per Series A Preferred Unit as would have been payable had each such Series A Preferred Unit been converted into Common Units pursuant to Section 2.10(a)(iii) immediately prior to such Liquidation Event.

“Series A Preferred Units” means the Series A convertible preferred class of Units designated as “Series A Preferred Units” and having the relative rights, preferences, privileges, limitations and qualifications set forth in this Agreement.

“Series A Required Holders” means the Members who are holders of at least sixty percent (60%) of the then outstanding Series A Preferred Units held by Members, voting together as a separate class on an as converted to Common Units basis.

“Series B Accruing Distribution” means, with respect to each Series B Preferred Unit, a cumulative amount accruing on a daily basis beginning on the Date of Issue thereof and ending on the date that is nine (9) months following the date of an initial Public Offering of Opco at a rate equal to four percent (4%) per annum, compounded semi-annually on the sum of (x) the Series B Invested Amount, (y) the Series B Pre-Closing Accrued Amount and (z) the accrued and unpaid distributions on such Series B Preferred Unit.

“Series B Invested Amount” means, with respect to each Series B Preferred Unit, an amount equal to $1.21286 (in each case as adjusted for any Unit splits, Unit distributions, combinations, subdivisions, recapitalizations or the like with respect to the Series B Preferred Units).

“Series B Liquidation Amount” means an amount equal to the greater of (i) the sum of the Series B Invested Amount, plus the Series B Pre-Closing Accrued Amount, plus the Series B Accruing Distribution accrued through the date of such Liquidation Event but unpaid thereon, whether or not declared or (ii) such amount per Series B Preferred Unit as would have been payable had each such Series B Preferred Unit been converted into Common Units pursuant to Section 2.10(a)(ii) immediately prior to such Liquidation Event.

“Series B Pre-Closing Accrued Amount” means, with respect to each Series B Preferred Unit, an amount equal to $0.1409 (in each case as adjusted for any Unit splits, Unit distributions, combinations, subdivisions, recapitalizations or the like with respect to the Series B Preferred Units).

“Series B Preferred Units” means the Series B convertible class of preferred Units designated as “Series B Preferred Units” and having the relative rights, preferences, privileges, limitations and qualifications set forth in this Agreement.

“Series B Required Holders” means the Members who are holders of at least a majority of the then outstanding Series B Preferred Units held by Members, voting together as a separate class on an as converted to Common Units basis.

“Series C Accruing Distribution” means, with respect to each Series C Preferred Unit, a cumulative amount accruing on a daily basis beginning on the Date of Issue thereof and ending on the date that is nine (9) months following the date of an initial Public Offering of Opco at a rate equal to eight percent (8%) per annum, compounded semi-annually on the sum of (x) the Series C Invested Amount, (y) the Series C Pre-Closing Accrued Amount and (z) the accrued and unpaid distributions on such Series C Preferred Unit.

“Series C Invested Amount” means, with respect to each Series C Preferred Unit, an amount equal to $1.435 (in each case as adjusted for any Unit splits, Unit distributions, combinations, subdivisions, recapitalizations or the like with respect to the Series C Preferred Units).

“Series C Liquidation Amount” means an amount equal to the greater of (i) the sum of the Series C Invested Amount, plus the Series C Pre-Closing Accrued Amount, plus the Series C Accruing Distribution accrued through the date of such Liquidation Event but unpaid thereon, whether or not declared or (ii) such amount per share as would have been payable had each such share been converted into Common Units pursuant to Section 2.10(a)(i) immediately prior to such Liquidation Event.

“Series C Pre-Closing Accrued Amount” means, with respect to each Series C Preferred Unit, an amount equal to $0.2697 (in each case as adjusted for any Unit splits, Unit distributions, combinations, subdivisions, recapitalizations or the like with respect to the Series C Preferred Units).

“Series C Preferred Units” means the Series C convertible preferred class of Units designated as “Series C Preferred Units” and having the relative rights, preferences, privileges, limitations and qualifications set forth in this Agreement.

“Series C Required Holders” means the Members who are holders of at least a majority of the then outstanding Series C Preferred Units held by Members, voting together as a separate class on an as converted to Common Units basis.

“Subsidiary” means, with respect to the Company or any other Person, any Person of which the Company (or such other Person) owns securities having a majority of the voting power in electing the board of directors directly or through one or more Subsidiaries (or, in the case of a partnership, limited liability company or other similar entity, securities conveying, directly or indirectly, a majority of the economic interests in such partnership or entity), including any Person of which the Company (or such other Person) or any Subsidiary serves as general partner or managing member.

“Substitute Member” means any Person that has been admitted to the Company as a Member pursuant to Section 5.4 by virtue of such Person receiving Units from a Member, a Unitholder or its Assignee and not from the Company.

“Successor in Interest” means any (i) trustee, custodian, receiver or other Person acting in any bankruptcy or reorganization proceeding with respect to; (ii) assignee for the benefit of the creditors of; (iii) trustee or receiver, or current or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of; or (iv) other executor, administrator, committee, legal representative or other successor or assign of, any Unitholder, whether by operation of law or otherwise.

“Target Balance” has the meaning set forth in Section 4.3(a).

“Unitholder” means a Member, Assignee, other Person to which the Company has issued Units or a Successor in Interest who holds any Unit.

“Units” means units of limited liability company interest in the Company from time to time outstanding hereunder (which are initially represented by the Preferred Units and the Common Units).

“Voting Agreement” means the Voting Agreement dated as of June 17, 2014 among the Company and the Unitholders party thereto.

SECTION 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All terms herein that relate to accounting matters shall be interpreted in accordance with GAAP. All references to “Sections” and “Articles” shall refer to Sections and Articles of this Agreement unless otherwise specified. The words “hereof” and “herein” and similar terms shall relate to this Agreement.

ARTICLE II.

GENERAL PROVISIONS

SECTION 2.1. Formation. The Company has been organized as a Delaware limited liability company by the execution and filing of a Certificate of Formation (as amended from time to time, the “Certificate”) by an authorized person under and pursuant to the Act, such Certificate and the execution and filing thereof being hereby ratified and approved in all respects. Any Officer, acting alone, as an “authorized person”, within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed with the Secretary of State of the State of Delaware. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. Opco hereby continues as the Temporary Member upon its execution of a counterpart signature page of this Agreement. The Temporary Member has no Units and or other limited liability company interests in the Company and has no authority to bind the Company. Except as required by any mandatory provision of the Act, the Temporary Member shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. Each of the Persons listed on Schedule A hereto as a “Unitholder” on the date hereof has the right to receive units of limited liability company interests in the Company pursuant to the Merger. Upon the surrender by each such Person of their certificate(s) representing their shares in Opco prior to the Merger and the completion and signing of a joinder agreement to this Agreement, each such Person shall be admitted to the Company as a Member and shall be listed on Schedule B hereto. Upon such admission to the Company of any former Opco stockholder, the Board shall cause Schedule B hereto to be revised to reflect such admission. Notwithstanding any provision of this Agreement to the contrary, such revision of Schedule B hereto shall not require the approval or consent of any Member or other Unitholder. Simultaneously with the admission of any former stockholder of Opco as a Member of the Company, Opco shall automatically cease to be a member of the Company and shall cease to be a party to and to have any rights or obligations under this Agreement and the Company shall continue without dissolution. The execution and delivery by the Company of the Merger Agreement are hereby ratified and approved in all respects.

SECTION 2.2. Name. The name of the Company is Valeritas Holdings, LLC, the name specified in the Certificate filed with the Secretary of State of the State of Delaware on the Original Formation Date. All Company business shall be conducted in that name or in such other names that comply with applicable law as the Board may select from time to time.

SECTION 2.3. Term. The term of the Company commenced on the Original Formation Date, the date the original Certificate was filed with the office of the Secretary of State of the State of Delaware, and shall continue in existence perpetually until termination of the Company in accordance with the provisions of Section 5.2.

SECTION 2.4. Purpose; Powers.

(a) General Powers. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

(b) Company Action. Subject to the provisions of this Agreement and except as prohibited by applicable law (i) the Company may, with the approval of the Board (or a duly authorized committee thereof) or a duly authorized Officer, enter into and perform any and all documents, agreements and instruments contemplated by such approval, all without any further act, vote or approval of any Member and (ii) the Board (or a duly authorized committee thereof) may authorize any Person (including any Member, Manager or Officer) to enter into and perform any document on behalf of the Company.

SECTION 2.5. Foreign Qualification. The Board shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction in which the location of its assets and properties or the conduct of its business requires such qualification unless the Board shall determine otherwise and determine that the failure so to qualify would not have a material adverse effect on the Company.

SECTION 2.6. Registered Office; Registered Agent; Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Board may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records at such place. The Company may have such other offices as the Board may designate from time to time.

SECTION 2.7. Partnership Status. The Unitholders intend that the Company shall be treated as a partnership for federal, state and local income tax purposes, and each Unitholder and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

SECTION 2.8. Rights and Privileges of Initial Classes of Units; Voting.

(a) The limited liability company interests in the Company shall be divided into and denominated as Units. There shall be multiple Classes of Units, as follows:

(i) There is hereby created a class of Units designated as the “Series A Preferred Units”. Each Series A Preferred Unit shall be identical to all other Series A Preferred Units in all respects (other than income tax attributes) and shall entitle the holder thereof to the rights, interests, preferences and privileges of a holder of a Series A Preferred Unit as set forth in this Agreement.

(ii) There is hereby created a class of Units designated as the “Series B Preferred Units”. Each Series B Preferred Unit shall be identical to all other Series B Preferred Units in all respects (other than income tax attributes) and shall entitle the holder thereof to the rights, interests, preferences and privileges of a holder of a Series B Preferred Unit as set forth in this Agreement.

(iii) There is hereby created a class of Units designated as the “Series C Preferred Units”. Each Series C Preferred Unit shall be identical to all other Series C Preferred Units in all respects (other than income tax attributes) and shall entitle the holder thereof to the rights, interests, preferences and privileges of a holder of a Series C Preferred Unit as set forth in this Agreement.

(iv) There is hereby created a class of Units designated as the “Common Units”. Each Common Unit shall be identical to all other Common Units in all respects (other than income tax attributes) and shall entitle the holder thereof to the rights, interests, preferences and privileges of a holder of a Common Unit as set forth in this Agreement.

(b) The Members who are holders of the Common Units, Series C Preferred Units (on an as converted to Common Units basis) and Series B Preferred Units (on an as converted to Common Units basis) shall be entitled to one vote per Common Unit on any matters on which the Members and/or Unitholders are entitled to vote. Except as expressly set forth in this Agreement, the Series A Preferred Units, and any other Units of a Person if and so long as such Person is not a Member, shall be non-voting.

SECTION 2.9. Ownership and Issuance of Units.

(a) The ownership of outstanding Units shall be listed on Schedule A to this Agreement, as from time to time revised, amended or supplemented in accordance with this Agreement. From time to time, following the admission of any Additional Members or Substitute Members, or following the issuance, transfer or forfeiture of any Units, Schedule A (and to the extent the holder thereof has been admitted as a Member, Schedule B) shall be amended to reflect such changes. Notwithstanding any provision of this Agreement to the contrary, such revision, amendment or supplement of Schedule A or Schedule B hereto shall not require the approval or consent of any Member or other Unitholder.

(b) Subject to Section 3.10, the Board is authorized in its sole and complete discretion to cause the Company to issue, on such terms and conditions as the Board shall determine, additional Units, which Units may be of a same or different class, subclass or series from the Units which are outstanding prior to such issuance, at any time or from time to time to existing Members or to other Persons, and to admit such other Persons to the Company as additional Members pursuant to Section 5.4. In connection therewith, the Board shall have sole and complete discretion to create new classes, subclasses or series of Units (in addition to the then-existing classes or subclasses or series of Units), with such relative rights, powers, preferences, privileges and limitations as shall be fixed by the Board, and to make such revisions to the relative rights, powers, preferences, privileges and limitations of Units which are outstanding prior to such issuance subject only to the express restrictions set forth in Sections 3.10 and 5.4. Upon the issuance of any additional Units pursuant to this Section 2.9, the Board shall amend Schedule A hereto (and to the extent a holder thereof has been admitted as a Member, Schedule B hereto) to reflect such issuance and, if necessary, and subject to Sections 3.10 and 5.4, the other terms and provisions of this Agreement to reflect the creation, designation, preferences and relative, participating, optional or other special rights, powers and duties of any such new class, subclass or series of Units.

SECTION 2.10. Conversion Rights of the Preferred Units.

(a) Conversion. Subject to the terms and conditions of this Section 2.10, any holder of Preferred Units shall have the right, at its option at any time, to convert any or all of such Preferred Units into such number of Common Units per Preferred Unit as follows:

(i) Each Series C Preferred Unit shall be converted into such number of Common Units as is determined by multiplying one Series C Preferred Unit by the Series C Conversion Rate. In the case of the Series C Preferred Units, the “Series C Conversion Rate” in effect at any time shall be an amount equal to the quotient obtained by dividing (x) an amount equal to the amount of the Series

C Invested Amount, plus the Series C Pre-Closing Accrued Amount, plus the Series C Accruing Distribution accrued and unpaid through the Conversion Time, whether declared or not, by (y) the Series C Conversion Price then in effect; provided, however, that if the aggregate fair market value of the Common Units to be received upon conversion of a Series C Preferred Unit (plus the aggregate fair market value of the Common Units to be received (or previously received) upon conversion of each Series C PIK Unit received with respect to such Series C Preferred Unit prior to the Conversion Time as if such Series C PIK Unit were also being converted at such Conversion Time) is equal to or greater than $2.87 per Unit (subject to appropriate adjustment in the event of a Unit split, Unit distribution (other than Series C PIK Units), combination, reclassification, or similar event affecting the Series C Preferred Units), then the Series C Conversion Rate in effect at such time for such Series C Preferred Unit shall be an amount equal to the greater of (x) a rate such that upon conversion of such Series C Preferred Unit (and each Series C PIK Unit received with respect to such Series C Preferred Unit prior to the Conversion Time) the holder thereof will receive a number of Common Units (when taken together with the Common Units to be received (or previously received) upon conversion of each Series C PIK Unit received with respect to such Series C Preferred Unit prior to the Conversion Time as if such Series C PIK Unit were also being converted at such Conversion Time) having an aggregate fair market value equal to $2.87 per Unit (subject to appropriate adjustment in the event of a Unit split, Unit distribution (other than Series C PIK Units), combination, reclassification, or similar event affecting the Series C Preferred Units) and (y) an amount equal to the quotient obtained by dividing (1) the Series C Invested Amount by (2) the Series C Conversion Price then in effect and the Series C Pre-Closing Accrued Amount and the Series C Accruing Distribution shall not be included in the calculation of the Series C Conversion Rate with respect to such Series C Preferred Unit. On the date hereof, the “Series C Conversion Price” per Unit is the Series C Invested Amount. Such initial Series C Conversion Price, and the rate at which Series C Preferred Units may be converted into Common Units, shall be subject to adjustment as provided below.

(ii) Each Series B Preferred Unit shall be converted into such number of Common Units as is determined by multiplying one Series B Preferred Unit by the Series B Conversion Rate. In the case of the Series B Preferred Units, the “Series B Conversion Rate” in effect at any time shall be an amount equal to the quotient obtained by dividing (x) an amount equal to the amount of the Series B Invested Amount, plus the Series B Pre-Closing Accrued Amount, plus the Series B Accruing Distribution accrued through the Conversion Time, whether declared or not, by (y) the Series B Conversion Price then in effect; provided, however, that if the aggregate fair market value of the Common Units to be received upon conversion of each Series B Preferred Unit (plus the aggregate fair market value of the Common Units to be received (or previously received) upon conversion of each Series B PIK Unit received with respect to such Series B Preferred Unit prior to the Conversion Time) exceeds $1.81929 per Unit (subject to appropriate adjustment in the event of a Unit split, Unit distribution (other than

Series B PIK Units), combination, reclassification, or similar event affecting the Series B Preferred Units), then the Series B Conversion Rate in effect at such time for such Series B Preferred Unit shall be an amount equal to the greater of (x) a rate such that upon conversion of such Series B Preferred Unit (and each Series B PIK Unit received with respect to such Series B Preferred Unit prior to the Conversion Time) the holder thereof will receive a number of Common Units (when taken together with the Common Units to be received (or previously received) upon conversion of each Series B PIK Unit received with respect to such Series B Preferred Unit prior to the Conversion Time as if such Series B PIK Unit were also being converted at such Conversion Time) having an aggregate fair market value equal to $1.81929 per Unit (subject to appropriate adjustment in the event of a Unit split, Unit distribution (other than Series B PIK Units), combination, reclassification, or similar event affecting the Series B Preferred Units) and (y) an amount equal to the quotient obtained by dividing (1) the Series B Invested Amount by (2) the Series B Conversion Price then in effect and the Series B Pre-Closing Accrued Amount and the Series B Accruing Distribution shall not be included in the calculation of the Series B Conversion Rate with respect to such Series B Preferred Unit. On the date hereof, the “Series B Conversion Price” per Unit is the Series B Invested Amount. Such initial Series B Conversion Price, and the rate at which Series B Preferred Units may be converted into Common Units, shall be subject to adjustment as provided below.

(iii) Each Series A Preferred Unit shall be converted into such number of Common Units as is determined by multiplying one Series A Preferred Unit by the Series A Conversion Rate. In the case of the Series A Preferred Units, the “Series A Conversion Rate” in effect at any time shall be an amount equal to the quotient obtained by dividing (x) the Series A Invested Amount by (y) the Series A Conversion Price then in effect. On the date hereof, the “Series A Conversion Price” per Unit was the Series A Invested Amount. Such initial Series A Conversion Price, and the rate at which Series A Preferred Units may be converted into Common Units, shall be subject to adjustment as provided below. The Series C Conversion Rate, the Series B Conversion Rate, and the Series A Conversion Rate, and the Series C Conversion Price, the Series B Conversion Price and the Series A Conversion Price, respectively, are sometimes referred to hereinafter as the “Conversion Rate” and “Conversion Price”, as applicable to such class of Preferred Units.

(iv) Fair market value of a Common Unit shall be valued as follows:

(A) In the case of a Liquidation Event, the aggregate amount to be received with respect to a Common Unit pursuant to Section 4.4(b);

(B) In the case of an underwritten offering of securities registered pursuant to the Securities Act, the offering price with respect thereto; and

(C) In any other circumstances, the fair market value thereof, as determined by the Board, which must include the affirmative vote of a Board Majority of the Minority; provided that if a majority of the Board, including a Board Majority of the Minority and a majority of the Series C Managers, cannot agree on a fair market value within 15 days of the written notice to the Company from a holder of Preferred Units that it wishes to convert any of its Preferred Units, then the Company shall engage an investment banking firm or valuation firm (the “Independent Valuation Firm”) to determine such fair market value (the Company shall request that the Independent Valuation Firm use its reasonable best efforts to determine such fair market value within thirty (30) days of its appointment).

(b) Mechanics of Conversion. Before any holder of Preferred Units shall be entitled to voluntarily convert the same into Common Units, such Member shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company, and shall give written notice to the Company at its principal office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Common Units are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Units, or to the nominee or nominees of such holder, a certificate or certificates for the number of Common Units to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates for Preferred Units to be converted, and the person or persons entitled to receive the Common Units issuable upon such conversion shall be treated for all purposes as the record holder or holders of the Common Units as of such date (the “Conversion Time”).

(c) Conversion Price Adjustments of Preferred Units for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preferred Units shall be subject to adjustment from time to time as follows:

(i) (A) If the Company shall issue, on or after the date hereof, any Additional Units without consideration or for a consideration per Unit less than the Conversion Price applicable to a class of Preferred Units in effect immediately prior to the issuance of such Additional Units, the applicable Conversion Price for such Units in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Common Units Outstanding (as defined below) immediately prior to such issuance plus the number of Common Units that the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of Common Units Outstanding immediately prior to such issuance plus the number of such Additional Units. For purposes of this Section 2.10(c)(i)(A), the term “Common Units Outstanding” shall mean and include the following: (1) outstanding Common Units, (2) Common Units issuable upon conversion of outstanding Preferred Units, including the Series C Accruing Distribution and Series B Accruing Distribution to the extent so included in accordance with Section 2.10(a), (3) Common Units issuable upon exercise of outstanding options and (4) Common Units issuable upon exercise (and, in the case of warrants to purchase Preferred Units, conversion) of outstanding warrants. Units described in (1) through (4) above shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable.

(B) No adjustment of the Conversion Price for the Preferred Units shall be made in an amount less than one cent per Unit, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and either shall be taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this Section 2.10(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C) In the case of the issuance of Additional Units for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of the Additional Units for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board irrespective of any accounting treatment.

(E) In the case of the issuance of options to purchase or rights to subscribe for Common Units, securities by their terms convertible into or exchangeable for Common Units or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of Additional Units issued and the consideration paid therefor:

(1) The aggregate maximum number of Common Units deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) of such options to purchase or rights to subscribe for Common Units shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 2.10(c)(i)(C) and (c)(i)(D)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential anti-dilution adjustments) for the Common Units covered thereby.

(2) The aggregate maximum number of Common Units deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued distributions), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential anti-dilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 2.10(c)(i)(C) and (c)(i)(D)).

(3) In the event of any change in the number of Common Units deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, the Conversion Price of the Preferred Units, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Units or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Units, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Common Units (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of Additional Units deemed issued and the consideration deemed paid therefor pursuant to Sections 2.10(c)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Sections 2.10(c)(i)(E)(3) or (4).

(ii) In the event the Company should at any time or from time to time after the date hereof fix a record date for the effectuation of a split or subdivision of the outstanding Common Units or the determination of holders of Common Units entitled to receive a distribution payable in additional Common Units or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Units (hereinafter referred to as “Common Unit Equivalents”) without payment of any consideration by such holder for the additional Common Units or the Common Unit Equivalents (including the additional Common Units issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preferred Units shall be appropriately decreased so that the number of Common Units issuable on conversion of each Unit of such class shall be increased in proportion to such increase of the aggregate of Common Units outstanding and those issuable with respect to such Common Unit Equivalents with the number of Units issuable with respect to Common Unit Equivalents determined from time to time in the manner provided for deemed issuances in Section 2.10(c)(i)(E).

(iii) If the number of Common Units outstanding at any time after the date hereof is decreased by a combination of the outstanding Common Units, then, following the record date of such combination, the Conversion Price for the Preferred Units shall be appropriately increased so that the number of Common Units issuable on conversion of each Unit of such class shall be decreased in proportion to such decrease in outstanding Units.

(d) Other Distributions. In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash distributions) or options or rights not referred to in Section 2.10(c)(ii), then, in each such case for the purpose of this Section 2.10(d), the holders of the Preferred Units shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Common Units into which their Preferred Units are convertible as of the record date fixed for the determination of the holders of Common Units entitled to receive such distribution.

(e) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Units, provision shall be made so that the holders of the Preferred Units shall thereafter be entitled to receive upon conversion of the Preferred Units the number of Securities or property of the Company or otherwise, to which a holder of the number of Common Units deliverable upon conversion of such Preferred Units immediately prior to such recapitalization would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2.10 with respect to the rights of the holders of the Preferred Units after the recapitalization to the end that the provisions of this Section 2.10 (including adjustment of the Conversion Price then in effect and the number of Units issuable upon conversion of the Preferred Units) shall be applicable after that event as nearly equivalently as may be practicable.

(f) No Impairment. The Company will not, without the appropriate required vote of the Members, by amendment of this Agreement or through any reorganization, recapitalization, transfer of assets, consolidation, merger, conversion, transfer, domestication, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2.10 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Units against impairment.

(g) No Fractional Units and Certificate as to Adjustments.

(i) No fractional Units shall be issued upon the conversion of any Preferred Units and the aggregate number of Common Units to be issued to particular Unitholders shall be rounded down to the nearest whole Unit and the Company shall pay in cash the fair market value of any fractional Units as of the time when entitlement to receive such fractions is determined. Whether or not fractional Units would be issuable upon such conversion shall be determined on the basis of the total number of Preferred Units the holder is at the time converting into Common Units and the number of Common Units issuable upon such conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Units pursuant to this Section 2.10, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Units a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Units, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such class of Preferred Units at the time in effect, and (C) the number of Common Units and the amount, if any, of other property that at the time would be received upon the conversion of a Preferred Unit.

(h) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution (other than a cash distribution), the Company shall mail to each holder of Preferred Units, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such distribution, and the amount and character of such distribution.

(i) Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any class of Preferred Units may be waived, either prospectively or retroactively and either generally or in a particular instance, (i) with respect to the Series C Preferred Units, by the consent or vote of the Series C Required Holders, (ii) with respect to the Series B Preferred Units, by the consent or vote of the Series B Required Holders and (iii) with respect to the Series A Preferred Units, by the consent or vote of the Series A Required Holders; provided, however, that with respect to any event that causes by operation of this Section 2.10 a downward adjustment of the Conversion Price of the Series B Preferred Units, any waiver by the Series B Required Holders of any such downward adjustment by the Series B Required Holders shall be binding upon and shall be deemed to waive any downward adjustment of the Series A Preferred Units caused by the same event. Any waiver of any downward adjustment of a Conversion Price shall bind all future holders of such class of Preferred Units affected thereby.

(j) Status of Converted Preferred Units. In the event any Preferred Units shall be converted pursuant to this Section 2.10, the Preferred Units so converted shall be cancelled and shall not be issuable by the Company.

(k) Adjustments Upon Conversion of Preferred Units. Upon any conversion of Preferred Units into Common Units in accordance with this Section 2.10, the following shall occur:

(i) The Preferred Unitholder shall be treated as having contributed to the Company with respect to the Common Unit or Units received in the conversion the balance such Unitholder had in its Capital Account to the extent attributable to the Preferred Unit or Units converted;

(ii) Immediately following the conversion, the Gross Asset Values of all of the Company’s assets shall be adjusted in accordance with subsection (b) of the definition of “Gross Asset Value”;

(iii) The conversion date shall be treated as the end of a fiscal year so that all Net Income and Net Loss (including the amount of any adjustment to the Gross Asset Values of the Company’s assets pursuant to clause (ii)) and other items specially allocable to the Members shall be allocated in accordance with Section 4.3; provided, however, that notwithstanding any provision of Section 4.3 to the contrary, Net Income and Net Loss attributable to any adjustment to the Gross Asset Value of the Company’s assets pursuant to clause

(ii) shall first be allocated to the holders of the Preferred Units that were converted until the Capital Accounts of such Unitholders determined solely with respect to the Common Unit or Units issued upon the conversion equals such holders’ respective Target Balances determined solely with respect to such Common Unit or Units;

(iv) In the event that there is insufficient Net Income and the Net Loss attributable to the adjustment to the Gross Asset Values of the Company’s assets pursuant to clause (ii) to accomplish the allocation specified in the proviso to clause (iii), the Company shall (i) reallocate capital from the non-converting Unitholders to the holders of the Preferred Units that were converted until the Capital Accounts of the converting Unitholders with respect to the Common Unit or Units received upon the conversion equals such Unitholders’ respective Target Balances determined solely with respect to such Common Unit or Units and (ii) make “corrective allocations” of items of gross income or loss solely for income tax purposes in accordance with Regulations Section 1.704-1(b)(2)(iv)(s); and

(v) The Board shall make such other adjustments as it may in good faith determine may be necessary to comply with the provisions of the Regulations pertaining to the treatment of “non-compensatory” options under Code Sections 721 and 704.

SECTION 2.11. Limited Liability Company Agreement. For administrative convenience, certain agreements among the Company and the Unitholders are set forth in the Voting Agreement and the Investor Rights Agreement, both of which, together with this Agreement, shall constitute the limited liability company agreement of the Company for purposes of the Act. To the extent any person listed on Schedule A has the right to receive units of limited liability company interest in the Company pursuant to the Merger but has not executed and delivered the Voting Agreement or the Investor Rights Agreement (including pursuant to a joinder or a power of attorney or other authorization granted to an attorney in fact or agent under the Merger Agreement or other documents related thereto), such person’s acceptance of such units of limited liability company interest shall be deemed to constitute that person’s agreement to be bound by the Voting Agreement and the Investor Rights Agreement. Upon written request from any Unitholder to the Company at its principal office, the Company shall supply to such Unitholder, copies of this Agreement, the Voting Agreement and the Investor Rights Agreement, free of charge.

SECTION 2.12. Unrelated Business Taxable Income, Trade and Business Income and Effectively Connected Income. The Company shall use its reasonable best efforts to ensure it does not incur: (i) “unrelated business taxable income” within the meaning of Sections 511–514 of the Code; (ii) income derived from the conduct of a trade or business outside of the United States; or (iii) income that is effectively connected with the conduct of a trade or business in the United States, including gain from the disposition of a United States real property interest within the meaning of Section 897 of the Code.

ARTICLE III.

MANAGEMENT

SECTION 3.1. The Board of Managers; Delegation of Authority and Duties.

(a) Authority of the Board. To the fullest extent permitted by Delaware law, the Board established pursuant to Section 3.2 below shall possess full and exclusive power to manage the business and affairs of the Company (and shall be considered a “manager” for purposes of Section 18-402 of the Act). In furtherance of the foregoing, each of the Members and other Unitholders hereby consents to the exercise by the Board of all such powers and rights conferred on the Board by the Act and this Agreement with respect to the management and control of the Company. No Member, in its capacity as a Member, shall have any power or authority to act for, sign for or do any act that would bind the Company. Each Member acknowledges and agrees that, except as otherwise agreed in writing, no Member shall, in its capacity as a Member, be bound to devote any of such Member’s business time to the affairs of the Company, and that each Member and such Member’s Affiliates do and will continue to engage for such Member’s own account and for the account of others in other business ventures.

(b) Delegation by the Board. Except as provided in Sections 3.1(c) and 3.6 below, the Board shall not have the power and authority to delegate to one or more other Persons the Board’s rights and powers to manage and control the business and affairs of the Company; provided, that the Board may authorize any Person (including any Member, Officer or Manager) to enter into and perform under any document authorized by the Board on behalf of the Company.

(c) Committees. The Board may, from time to time, designate one or more committees of the Board, each of which shall be comprised of at least one Series B Manager and one Series C Manager. Any such committee, to the extent provided in the enabling resolution and until dissolved by the Board, shall have and may exercise any or all of the authority of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof (including any vacancies) shall constitute a quorum, and the affirmative vote of a majority of the members of such committee present shall be necessary for the adoption of any resolution. The Board may dissolve any committee at any time.

SECTION 3.2. Establishment of the Board.

(a) Managers. There shall be and hereby is established a Board of Managers (the “Board”) whose authorized number of members (each a “Manager”) shall be seven (7). Managers shall be elected, appointed and removed by the Members specified in Section 3.2(b) hereof from time to time as set forth in Section 3.2(b) hereof. Each Manager shall remain in office until his or her death, resignation or removal, and in the event of death, resignation or removal of a Manager, the vacancy created shall be filled as provided in Section 3.2(b). All Managers shall be individuals.

(b) Board Composition. The Managers shall be designated as provided below:

(i) for so long as any Series C Preferred Units are outstanding, the Series C Required Holders shall be entitled to elect four (4) members of the Board (the “Series C Managers”); and

(ii) for so long as any Series B Preferred Units are outstanding, the Series B Required Holders shall be entitled to elect three (3) members of the Board (the “Series B Managers”).

(c) Removal. Managers designated or elected in accordance with Section 3.2(b) shall be removed from the Board (with or without cause) only upon the vote or written consent of the requisite Member(s) that are entitled to designate or elect such Manager under Section 3.2(b) above.

(d) No Individual Authority. No Manager has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures or incur any obligations on behalf of the Company or authorize any of the foregoing, other than acts that are expressly authorized by the Board (or a duly authorized committee thereof).

(e) Duties. The Managers, in the performance of their duties as such, shall owe to the Company fiduciary duties of the type owed by the directors of a Delaware corporation to such corporation and its stockholders under the laws of the State of Delaware. The Managers, Officers, Members and Unitholders shall not be deemed to owe fiduciary duties to creditors of the Company or its Subsidiaries.

(f) Exculpation. A Manager shall not be personally liable to the Company or any Member or Unitholder for monetary damages for breach of fiduciary duty as a Manager, except for liability (i) for any breach of the Manager’s duty of loyalty to the Company or the Members or Unitholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Manager derived any improper personal benefit.

SECTION 3.3. Board Meetings.

(a) Quorum; Voting. A majority of the total number of Managers (which majority shall include at least one (1) Series C Manager and one (1) Series B Manager) shall constitute a quorum for the transaction of business of the Board and the act of a majority of the Managers present at a meeting of the Board at which a quorum is present shall be the act of the Board. A Manager who is present at a meeting of the Board at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

(b) Place of Meetings; Waiver of Notice. Meetings of the Board may be held at such place or places as shall be determined from time to time by resolution of the Board or, in the case of a special meeting of the Board, by the Person(s) calling the meeting as provided herein. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board or, in the absence of such resolution, by the chairman of the meeting. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c) Regular Meetings. Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Additional notice of such meetings shall not be required.

(d) Special Meetings. Special meetings of the Board may be called on at least 24 hours notice to each Manager by the Chairman or a majority of the Managers. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement.

(e) Notice. Notice of any special meeting of the Board or committee of the Board may be given to the Managers at their addresses known to the Company either by email or in any other manner permitted by Section 7.4.

SECTION 3.4. Chairman. The Board shall designate a Manager selected by the Series C Required Holders to serve as its Chairman. The Chairman shall preside at all meetings of the Board. If the Chairman is absent at any meeting of the Board, a majority of the Managers present shall designate another Manager to serve as interim chairman for that meeting. Except as authorized by the Board, the Chairman shall have no authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure or incur any obligations on behalf of the Company or authorize any of the foregoing.

SECTION 3.5. Action by Written Consent or Telephone Conference. Any action permitted or required by the Act, the Certificate or this Agreement to be taken at a meeting of the Board or any committee designated by the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all of the Managers or the members of such committee, as the case may be. Such consent shall have the same force and effect as a vote at a meeting, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board or any such other committee, as the case may be. Subject to the requirements of this Agreement for notice of meetings, the Managers, or members of any other committee designated by the Board, may participate in and hold a meeting of the Board or any such other committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 3.6. Officers.

(a) Designation and Appointment. The Board may, from time to time, employ and retain natural persons as may be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Board), including employees, agents and other Persons (any of whom may be a Manager) who may be designated as Officers of the Company, with titles including “Chief Executive Officer,” “Chief Operating Officer,” “General Counsel,” “President,” “Vice President,” “Treasurer,” “Secretary,” “Assistant Secretary,” and “Chief Financial Officer,” as and to the extent authorized by the Board. Any number of offices may be held by the same Person. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Board.

(b) Resignation/Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause at any time by the Board. Designation of an Officer shall not of itself create any contractual or employment rights.

(c) Duties of Certain Officers. The Officers of the Company who are full-time employees of the Company or a Subsidiary thereof, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a Delaware corporation to such corporation and its stockholders under the laws of the State of Delaware.

SECTION 3.7. Opco Board of Directors. For so long as the Company is a stockholder of Opco, the Company shall take all necessary action in its capacity as a stockholder of Opco to cause (a) the members of the board of directors of Opco to include the Series C Managers and the Series B Managers and (b) the notice, election and removal provisions in this Agreement for Managers to apply to such directors of Opco.

SECTION 3.8. Liability of Unitholders.

(a) No Personal Liability. Except as otherwise required by applicable law, and as expressly set forth in this Agreement, no Member or Unitholder shall have any personal liability whatsoever in such Person’s capacity as a Member or Unitholder, whether to the Company, to any other Member, Manager, Officer or Unitholder, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company.

Each Member or Unitholder shall be liable only to make such Member’s or Unitholder’s initial Capital Contribution to the Company, if applicable, and the other payments provided expressly herein.

(b) Return of Distributions. In accordance with the Act and the laws of the State of Delaware, a holder of a limited liability company interest may, under certain circumstances, be required to return amounts previously distributed to such holder. To the fullest extent permitted by law, it is the intent of the Unitholders that no distribution to any Unitholder pursuant to Article IV hereof shall be deemed a return of money or other property paid or distributed in violation of the Act. To the fullest extent permitted by law, the payment of any such money or distribution of any such property to a Unitholder shall be deemed to be a compromise within the meaning of the Act, and the Unitholder receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Unitholder is obligated to make any such return or payment, such obligation shall be the obligation of such Unitholder and not of any Manager or other Unitholder.

SECTION 3.9. Indemnification by the Company.

To the fullest extent permitted by the General Corporation Law of the State of Delaware (the “General Corporation Law”) as if the Company were a Delaware corporation, the Company is authorized to provide indemnification of (and advancement of expenses to) agents of the Company (and any other persons to which General Corporation Law would permit the Company to provide indemnification if the Company were a Delaware corporation) through agreements with such agents or other persons, vote of Members or disinterested Managers or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to the Company, the Members, and others.

Without limiting the foregoing, the Company shall, to the maximum extent permitted from time to time under the law of the State of Delaware as if the Company were a Delaware corporation, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a Manager or while a Manager is or was serving at the request of as if the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Company to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any agreement, vote of Managers or Members or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Section 3.9 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

Any amendment, repeal or modification of the foregoing provisions of this Section 3.9 shall not adversely affect any right or protection of a Manager, Officer, agent, or other person existing at the time of, or increase the liability of any Manager with respect to any acts or omissions of such Manager, Officer or agent occurring prior to, such amendment, repeal or modification.

It is the intent of the Company that with respect to all advancement and indemnification obligations provided by the Company as referenced in this Section 3.9, the Company shall be the primary source of advancement, reimbursement and indemnification relative to any direct or indirect Member of the Company (or any affiliate of such Member, other than the Company or any of its direct or indirect Subsidiaries). The Company shall have no right to seek contribution, indemnity or other reimbursement for any of its obligations described in this Section 3.9 from any such Member or Unitholder of the Company (or any Affiliate of such Member or Unitholder, other than the Company or any of its direct or indirect Subsidiaries).

SECTION 3.10. Protective Provisions.

(a) So long as any Series C Preferred Units are outstanding, the Company shall not, and, prior to a Public Offering of Opco, the Company shall cause Opco not to, in each case by amendment, merger, consolidation or otherwise, without the prior written consent of the Series C Required Holders:

(i) consummate a Liquidation Event, or sell, license, lease, transfer or otherwise dispose of material assets;

(ii) alter or change the rights, preferences or privileges of the Series C Preferred Units so as to affect adversely such Units;

(iii) authorize or issue, or obligate itself to issue, any Equity Security (including any other security convertible into or exercisable for any such Equity Security), other than, in the case of the Company, (x) the issuance of Series C Preferred Units with respect to Series C Accruing Distributions and (y) the issuance of Series B Preferred Units with respect to Series B Accruing Distributions and, in the case of Opco, the issuance of Series D Preferred Stock (and any pay-in-kind dividends thereon) pursuant to that certain Series D Preferred Stock Purchase Agreement dated on or about June 19, 2014 (as amended, the “Purchase Agreement”) among Opco and the purchasers party thereto;

(iv) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any Securities; provided, however, that this restriction shall not apply to the repurchase of Securities (A) from employees, officers, directors, consultants or other persons performing services for the Company or Opco pursuant to agreements under which the Company or

Opco has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal or (B) that are outstanding as of the date hereof;

(v) amend, alter or repeal any provision of in the case of the Company, the Certificate or this Agreement and, in the case of Opco, the certificate of incorporation or bylaws of Opco;

(vi) incur, create, guarantee or authorize the creation of any indebtedness in excess of $25,000,000 in the aggregate;

(vii) make any loan or advance in excess of $100,000 to any other Person, unless such Person is wholly owned by the Company;

(viii) make any capital expenditure that is not already included in a budget approved by the Board or the board of directors of Opco, as the case may be;

(ix) hire or fire any executive officer, including the Chief Executive Officer and Chief Financial Officer;

(x) change the authorized number of Managers or members of the board of directors of Opco, as the case may be;

(xi) acquire or merge with another entity or enter into any other material transaction involving the acquisition of the assets of such entity;

(xii) sell, assign, license or otherwise dispose (in a single transaction or a series of related transactions) material technology, intellectual property and other material assets, other than licenses granted in the ordinary course of business;

(xiii) enter into material transactions with Affiliates of the Company or enter into any other transaction described (as if the Company were a Delaware corporation) in Section 144 of the General Corporation Law of the State of Delaware, except for (1) transactions contemplated by the Purchase Agreement or the Management Agreement dated as of September 8, 2011 (as amended, the “Management Agreement”) between Opco and WCAS Management Corporation, (2) the issuance of Equity Securities made in accordance with Section 3 or 4 of the Investor Rights Agreement, (3) transactions entered into the ordinary course of business with any employee of the Company and (4) transactions among the Company and Subsidiaries of the Company;

(xiv) make any material change in the nature of its business from that conducted as of the date hereof; or

(xv) approve or materially amend any annual budget.

(b) So long as any Series B Preferred Units are outstanding, the Company shall not and, prior to a Public Offering of Opco, the Company shall cause Opco not to, in each case by amendment, merger, consolidation or otherwise, without the prior written consent of the Series B Required Holders:

(i) alter or change the rights, preferences or privileges of the Series B Preferred Units so as to affect adversely such Series B Preferred Units in a manner different to any adverse effect such alteration or change would have on the rights, preferences or privileges of the Series C Preferred Units;

(ii) authorize or issue, or obligate itself to authorize or issue, any securities that, with respect to their liquidation preference upon a Liquidation Event, are both (A) junior to the liquidation preference of the Series C Preferred Units upon a Liquidation Event and (B) senior to, or pari passu with, the liquidation preference of the Series B Preferred Units upon a Liquidation Event;

(iii) authorize or issue, or obligate itself to issue, (1) any Equity Security of Opco (including any other security convertible into or exercisable for any such Equity Security of Opco), in a single transaction or a series of transactions, resulting in proceeds received by Opco in an aggregate amount in excess of $100,000,000 or (2) any Equity Security of the Company (including any other security convertible into or exercisable for any such Equity Security of the Company); provided that, for the avoidance of doubt, no approval of the Series B Required Holders shall be required for (A) the Company to authorize or issue (x) any Series C PIK Units or Series B PIK Units or (y) any Common Units in connection with the conversion of Series C Preferred Units, Series B Preferred Units or Series A Preferred Units pursuant to this Agreement or (B) Opco to (x) issue Series D Preferred Stock (and any pay-in-kind dividends thereon) pursuant to the Purchase Agreement and as contemplated by Section 1.2(b) of the Purchase Agreement or (y) issue shares of common stock to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the board of directors of Opco, in the case of clause (B), which amount shall not be included in the calculation of such $100,000,000 threshold;

(iv) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any Securities; provided, however, that this restriction shall not apply to the repurchase of Securities (A) from employees, officers, directors, consultants or other persons performing services for the Company or any Subsidiary pursuant to agreements under which the Company or Opco has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal or (B) that are outstanding as of the date hereof;

(v) amend, alter or repeal any provision of the bylaws of Opco with respect to determining a quorum of the board of directors of Opco;

(vi) incur, create, guarantee or authorize the creation of any indebtedness in excess of $25,000,000 in the aggregate;

(vii) change the authorized number of Managers or members of the board of directors of Opco, as the case may be;

(viii) enter into material transactions with Affiliates of the Company or enter into any other transaction described (as if the Company were a Delaware corporation) in Section 144 of the General Corporation Law of the State of Delaware, except for (1) transactions contemplated by the Purchase Agreement or the Management Agreement, (2) the issuance of Equity Securities of the Company made in accordance with Section 3 or 4 of the Investor Rights Agreement, (3) transactions entered into the ordinary course of business with any employee of the Company and (4) transactions among the Company and Subsidiaries of the Company; or

(ix) make any material change in the nature of the Company’s principal business that are not natural extensions of such business conducted as of the date hereof; provided that no approval of the Series B Required Holders shall be required if such changes to the Company’s principal business were approved by the Board, which approval must include the affirmative vote of the Board Majority of the Minority.

(c) So long as any Series A Preferred Units are outstanding, the Company shall not (by amendment, merger, consolidation or otherwise), without the prior written consent of the Series A Required Holders:

(i) authorize or issue, or obligate itself to authorize or issue, any securities that, with respect to their liquidation preference upon a Liquidation Event, are both (i) junior to the liquidation preference of the Series C Preferred Units and Series B Preferred Units upon a Liquidation Event and (ii) senior to, or pari passu with, the liquidation preference of the Series A Preferred Units upon a Liquidation Event; or

(ii) decrease the Series A Liquidation Preference; provided that no such approval shall be required for the Company to authorize or issue, or for the Company to obligate itself to authorize or issue, any Securities having a preference pari passu or senior to the Series B Preferred Units with respect to a Liquidation Event.

(d) Notwithstanding anything to the contrary in this Section 3.10 or elsewhere in this Agreement or in the Voting Agreement or in the Investor Rights Agreement, until such time as a former stockholder of Opco is admitted as a Member of the Company as set forth in Section 2.1, such Person shall have no right to vote or consent to any matter set forth in this Section 3.10 or in any other provision of this Agreement requiring the consent of the Members, the Unitholders, or the Series A Required Holders, the Series B Required Holders or the Series C Required Holders, as

applicable, and any holder of a Unit who has not been admitted as a Member shall have no right to vote on, consent to, or approve any matter and shall not be taken into consideration in determining whether the vote, consent, or approval of the Members, the Unitholders, the Series A Required Holders, the Series B Required Holders or the Series C Required Holders, as applicable, has been obtained.

ARTICLE IV.

CAPITAL CONTRIBUTIONS; ALLOCATIONS; DISTRIBUTIONS

SECTION 4.1. Capital Contributions. The Members and the Unitholders listed on Schedule A hereto on the date hereof are making on the date hereof the initial Capital Contributions to the Company described on Schedule C hereto. No Member or Unitholder shall be entitled (except as provided in Section 3 of the Investor Rights Agreement) to make any additional Capital Contributions without the approval of the Board or required to make any additional Capital Contributions without such Member’s express written agreement. In connection with any issuance of additional Units, the Board may accept such additional Capital Contributions as it determines in its discretion.

SECTION 4.2. Capital Accounts.

(a) Creation. There shall be established for each Unitholder on the books of the Company a Capital Account which shall be increased or decreased in the manner set forth in this Agreement.

(b) Negative Balance. A Unitholder shall not have any obligation to the Company or to any other Unitholder to restore any negative balance in the Capital Account of such Unitholder.

SECTION 4.3. Allocations of Net Income and Net Loss.

(a) Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Company shall be determined and allocated with respect to each fiscal year of the Company as of the end of each such year or as circumstances otherwise require or allow. The Board shall allocate the Net Income and Net Loss among the Unitholders in a manner that as closely as possible gives economic effect to the provisions of this Agreement. Subject to the other provisions of this Section 4.3, an allocation to a Unitholder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss. For the avoidance of doubt, except as otherwise provided in this Agreement, Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company shall be allocated among the Unitholders in a manner such that, after giving effect to the regulatory allocations set forth in Section 4.3(b), the Capital Account balance of each Unitholder, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Unitholder if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and the net assets of the Company were distributed, in accordance with Section 4.4(b) to the Unitholders immediately after making such allocation, minus (ii) such Unitholder’s share of “partnership minimum gain” (determined in accordance with the principles of Regulations Section 1.704-2(d)) and “partner nonrecourse debt minimum gain” (determined in accordance with the principles of Regulations Section 1.704-2(i)), computed immediately before the hypothetical sale of assets (for a Unitholder, the difference between the amount in clause (i) and the amount in clause (ii), the Unitholder’s “Target Balance”).

(b) Regulatory Allocations. Provisions governing the allocation of income, gain, loss, deduction and credit (and items thereof) are included in this Agreement as may be necessary to provide that the Company’s allocation provisions contain a so-called “qualified income offset” and comply with all provisions relating to the allocation of so-called “nonrecourse deductions” and “partner nonrecourse deductions” and the chargeback thereof as set forth in the Regulations under Section 704(b) of the Code.

(c) Allocations upon Transfer. For any fiscal year during which a Unitholder’s Unit(s) in the Company is assigned by such Unitholder, the portion of the Net Income and Net Loss of the Company that is allocable in respect of such Unitholder’s Unit(s) shall be apportioned between the assignor and the assignee of such Unitholder’s Unit(s) using any permissible method under Code Section 706 and the Regulations thereunder, as determined by the Board.

(d) Required Tax Allocations. All items of income, gain, loss, deduction and credit for federal income tax purposes shall be allocated to each Unitholder in the same manner as the Net Income or Net Loss (and each item of income, gain, loss and deduction related thereto) that is allocated to such Unitholder pursuant to Section 4.3(a), (b) and (c) to which such tax items relate. Notwithstanding the foregoing provisions of this Section 4.3, income, gain, loss, deduction, and credits with respect to property contributed to the Company by a Unitholder shall be allocated among the Unitholders for federal and state income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take account of the variation, if any, between the adjusted basis for federal income tax purposes of the property to the Company and its initial Gross Asset Value at the time of contribution. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b), (c), or (d) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, deduction, and credits with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations consistent with the requirements of Regulations Section 1.704-1(b)(2)(iv)(g). Allocations pursuant to this Section 4.3(d) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Net Income, Net Loss, other tax items or distributions pursuant to any provision of this Agreement.

(e) Unitholders’ Tax Reporting. The Unitholders acknowledge and are aware of the income tax consequences of the allocations made by this Section 4.3 and, except as may otherwise be required by applicable law or regulatory requirements, hereby agree to be bound by the provisions of Section 4.3 in reporting their shares of Company income, gain, loss, deductions, and credits for federal, state and local income tax purposes.

SECTION 4.4. Distributions.

(a) Timing and Valuation. Subject to the provisions of Section 4.4(e), Distributable Assets shall be distributed by the Company only upon the occurrence of a Liquidation Event; provided that Additional Consideration with respect to a Liquidation Event and any Distributable Assets that are not Cash shall not be distributed upon the occurrence of a Liquidation Event and any Cash generated with respect thereto shall be distributed by the Company as soon as practicable after the receipt thereof by the Company.

(b) Priority in Distributions. Subject to Section 4.4(e), in connection with any Liquidation Event or the distribution of Distributable Assets, all of the proceeds of such Liquidation Event or such Distributable Assets, as the case may be, shall be distributed as follows:

(i) First, to the holders of the outstanding Series C Preferred Units on a pro rata basis (determined by reference to the undistributed Series C Liquidation Amount with respect to the Series C Preferred Units held by each such holder) until the aggregate cumulative amount distributed with respect to each Series C Preferred Unit pursuant to this clause (i) equals the Series C Liquidation Amount;

(ii) Second, to the holders of the outstanding Series B Preferred Units on a pro rata basis (determined by reference to the undistributed Series B Liquidation Amount with respect to the Series B Preferred Units held by each such holder) until the aggregate cumulative amount distributed with respect to each Series B Preferred Unit pursuant to this clause (ii) equals the Series B Liquidation Amount;

(iii) Third, to the holders of the outstanding Series A Preferred Units on a pro rata basis (determined by reference to the undistributed Series A Liquidation Amount with respect to the Series A Preferred Units held by each such holder) until the aggregate cumulative amount distributed with respect to each Series A Preferred Unit pursuant to this clause (iii) equals the Series A Liquidation Amount; and

(iv) Fourth, thereafter, all of the remaining Distributable Assets shall be distributed to the holders of the Common Units on a pro rata basis determined by reference to the number of such Common Units held by each such holder.

(c) Allocation of Escrow. In the case of a Liquidation Event, if any portion of the consideration payable to the Unitholders is placed into escrow and/or is payable to the Unitholders subject to contingencies (the “Additional Consideration”), the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the Unitholders in accordance with Section 4.4(b) as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event and any Additional Consideration which becomes payable to the Unitholders upon release from escrow or satisfaction of contingencies shall be allocated among the Unitholders in accordance with Section 4.4(b) above after taking into account the previous payment of the Initial Consideration as part of the same transaction.

(d) Successors. For purposes of determining the amount of distributions under this Section 4.4, each Unitholder shall be treated as having received amounts received by its predecessors and any prior holders of such Units in respect of any of such Unitholder’s Units.

(e) Tax Distributions. To the extent there is taxable income and cash is available, the Board shall cause the Company to make a tax distribution in cash no later than the 15th day of March of each year to each Unitholder (whether or not such Unitholder or such Unitholder’s investors are tax exempt) in an amount equal to the excess of (i) the product of (A) the cumulative taxable income allocable to such Unitholder (including any guaranteed payments for services that are not actually received by such Unitholder in cash and including any required tax allocations to such Unitholder under Section 4.3(d) hereof pursuant to Regulations promulgated under Section 704(c) of the Code) in excess of the cumulative taxable loss allocable to such Unitholder for all taxable years prior to the year in which such distribution is being made, as estimated in good faith by the Board and (B) the combined maximum federal, state and local marginal income tax rate (taking into account the deductibility of state and local taxes for federal income tax purposes and adjusted appropriately to take into account the varying rates applicable to capital gains, qualified dividend income and ordinary income) applicable to individual residents of New York, New York, or such other rate as determined by the Board in its good faith discretion, over (ii) all prior distributions pursuant to this Section 4.4. Tax distributions to a Unitholder shall be offset against and reduce the amount of the next succeeding distribution or distributions which such Unitholder would otherwise be entitled to receive pursuant to this Agreement. To the extent that an amount otherwise distributable to a Unitholder is so applied, it shall be treated for all purposes hereof as if such amount had actually been distributed to such Unitholder pursuant to this Agreement.

(f) Accruing Distributions. On or after a Liquidation Event, the Series C Accruing Distribution shall be paid when and if declared by the Board by delivering to the holders of Series C Preferred Units a number of Series C Preferred Units (“Series C PIK Units”) with respect to each Series C Preferred Unit held by such holder equal to (i) the amount of the Series C Accruing Distribution accrued and unpaid thereon, divided by (ii) the Series C Invested Amount. On or after a Liquidation Event, the Series B Accruing Distribution shall be paid when and if declared by the Board by delivering to the holders of Series B Preferred Units a number of Series B Preferred Units (“Series B

PIK Units”) with respect to each Series B Preferred Unit held by such holder equal to (i) the amount of the Series B Accruing Distribution accrued and unpaid thereon, divided by (ii) the Series B Invested Amount.

(g) Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to a Member or Unitholder on account of its Units if such distribution would violate the Act or other applicable law.

SECTION 4.5. Right of Set-Off. The Company shall have a right of setoff against all distributions of Distributable Assets in the amount of any withholding tax or other liability or obligation to which the Company or a Subsidiary may be subject as a result of any act or status of any Unitholder, or to which the Company or a Subsidiary may become subject with respect to the interest of any Unitholder. The Company may withhold distributions or portions thereof if it is required to do so by the Code or any other provision of federal, state or local tax or other law. Any amount withheld pursuant to the Code or any other provision of federal, state or local tax or other law with respect to any distribution to a Unitholder shall be treated as an amount distributed to such Unitholder for all purposes under this Agreement. Each Unitholder agrees to indemnify the Company in full for any amounts paid by the Company to a governmental entity or regulatory authority that are specifically attributable to a Unitholder or a Unitholder’s status as such (including, without limitation, any interest, penalties and expenses associated with such payments), and each Unitholder shall promptly upon notification of an obligation to indemnify the Company pursuant to this Section 4.5 make a cash payment to the Company equal to the full amount to be indemnified with interest to accrue on any portion of such cash payment not paid in full, as reasonably determined by the Company, when requested by the Company. A Unitholder’s obligation to indemnify and make contributions to the Company under this Section 4.5 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 4.5, the Company shall be treated as continuing in existence. To the extent that a Unitholder makes contributions to the Company under this Section 4.5, it shall receive no net credit to its Capital Account.

ARTICLE V.

WITHDRAWAL; DISSOLUTION; NEW AND SUBSTITUTE MEMBERS

SECTION 5.1. Withdrawal. No Member shall have the power or right to resign or otherwise withdraw or be expelled from the Company prior to the dissolution and winding up of the Company except pursuant to a transfer permitted under this Agreement of all of such Member’s Units to either an Assignee or the Company. Notwithstanding anything to the contrary contained in the Act, in no event shall any Member be deemed to have resigned from the Company or cease to be a Member upon the occurrence of any event unless the Member, after the occurrence of such event, indicates in a written instrument delivered to the Company that the Member has so resigned.

SECTION 5.2. Dissolution.

(a) Events. The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:

(i) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act;

(ii) the eighteen month anniversary of the initial Public Offering of Opco; provided that such date shall be the twenty-first month anniversary of such initial Public Offering if the Series B Required Holders request in writing to the Company prior to such eighteen month anniversary to make such change; and

(iii) upon the approval of at least five of the Managers.

The death, retirement, resignation, expulsion, incapacity, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not, in and of itself, cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

(b) Actions Upon Dissolution. When the Company is dissolved, the business and property of the Company shall be wound up and liquidated by or under the direction of the Board or, in the event of the unavailability of the Board, such Member or liquidating trustee as shall be named by the Board. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Unitholders to minimize the normal losses attendant upon a liquidation.

(c) Priority. In connection with the winding up and liquidation process, the assets of the Company shall be distributed in the following manner and order:

(i) all debts and obligations of the Company, if any, shall first be paid, discharged or provided for by adequate reserves in accordance with the Act; and

(ii) the balance shall be distributed to the Unitholders in accordance with Section 4.4(b).

(d) Cancellation of Certificate. On completion of the winding up of the Company as provided herein, the Company shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made and take such other actions as may be necessary to terminate the Company, and upon such certificate of cancellation becoming effective the legal existence of the Company shall terminate in accordance with the Act.

SECTION 5.3. Transfer of Units. Any proposed transfer or assignment by a Unitholder of all or part of its Units or other interests in the Company shall be subject to the restrictions on transfer set forth in the Voting Agreement and the Investor Rights Agreement. Subject to the foregoing, any Member who shall assign any Units in the Company shall cease to be a Member of the Company with respect to such Units and shall no longer have any rights or privileges of a Member with respect to such Units. Any Member, Unitholder or Assignee who acquires in any manner whatsoever any Units, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement. No Member shall cease to be a Member upon the collateral assignment of, or the pledging or granting of a security interest in, its Units or other interest in the Company.

SECTION 5.4. New and Substitute Members.

(a) Admission. The Board shall have the right but not the obligation to admit as a Substitute Member or an Additional Member, any Person who acquires Units, or any part thereof, from a Member, Unitholder or Assignee or from the Company; provided, that, the Board shall admit as a Substitute Member, subject to Section 5.4(b), any transferee who acquires Units or any other interest in the Company in accordance with the terms of the Voting Agreement and the Investor Rights Agreement. Concurrently with the admission of a Substitute Member or an Additional Member, the Board shall forthwith cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the admission and substitution of a transferee as a Substitute Member in place of the transferring Member or the admission of such transferee upon the transfer from a Unitholder or an Assignee, or the admission of an Additional Member, all at the expense, including payment of any professional and filing fees incurred, of the Substitute Member or the Additional Member (unless otherwise approved by the Board, in which case, the Company may cover said expenses).

(b) Conditions. The admission of any Person as a Substitute Member or Additional Member shall be conditioned upon such Person’s written acceptance and adoption of all the terms and provisions of this Agreement, either by (i) execution and delivery of a counterpart signature page to this Agreement countersigned by an authorized Officer on behalf of the Company or (ii) if requested by the Board, a writing evidencing the intent of such Person to become a Substitute Member or Additional Member (in form and substance satisfactory to the Board).

ARTICLE VI.

REPORTS TO MEMBERS; TAX MATTERS

SECTION 6.1. Books of Account. Appropriate books of account shall be kept by the Board, in accordance with GAAP, at the principal place of business of the Company or a Subsidiary thereof, and each Member shall have access to all books, records and accounts of the Company as is required under the Act, in each case, under such conditions and restrictions as the Board may reasonably prescribe.

SECTION 6.2. Reports.

(a) Tax Reporting. As promptly as practicable after the close of each fiscal year of the Company, the Company shall furnish to each Unitholder all Company information necessary to enable each Unitholder to prepare its federal, state, and local income tax returns, which information shall include a Schedule K-1.

(b) Determinations. All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by the Board acting in good faith and, if so made, shall be conclusive and binding on all Members and Unitholders, their Successors in Interest and any other Person bound by this Agreement, and to the fullest extent permitted by law, no such Person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.

SECTION 6.3. Fiscal Year. The fiscal year of the Company shall end at the close of business on December 31 of each calendar year unless otherwise determined by the Board in accordance with Section 706 of the Code.

SECTION 6.4. Certain Tax Matters.

(a) Preparation of Returns. The Board shall cause to be prepared and filed all federal, state and local tax returns of the Company for each year for which such returns are required to be filed. The Board shall determine the appropriate treatment of each item of Company income, gain, loss, deduction and credit and the accounting methods and conventions to be used by the Company under the tax laws of the United States, the several states and other relevant jurisdictions.

(b) Tax Matters Member. The Company and each Member and each Unitholder hereby designate WCAS Valeritas Holdings, LLC as the “tax matters partner” for purposes of Section 6231(a)(7) of the Code and any analogous provisions of state law (the “Tax Matters Member”). The Tax Matters Member, on behalf of the Company and its Members and Unitholders, shall be permitted to make any filing or election under the Code, the Regulations, or any other law or regulations that it believes to be in the best interests of the Company or the Members and Unitholders. The Company shall indemnify and reimburse the Tax Matters Member for all expenses (including legal and accounting fees) incurred as Tax Matters Member pursuant to this clause (b) in connection with any examination, any administrative or judicial proceeding, or otherwise.

(c) Certain Filings. Upon the sale of Company assets or a liquidation of the Company, the Members and the Unitholders shall provide the Board with certain tax filings as reasonably requested by the Board and required under applicable law.

ARTICLE VII.

MISCELLANEOUS

SECTION 7.1. Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any mandatory provision of the Act, the applicable provision of the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

SECTION 7.2. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective Successors in Interest; provided that no Person claiming by, through or under a Member or Unitholder (whether as such Member’s or Unitholder’s Successor in Interest or otherwise), as distinct from such Member or Unitholder itself, shall have any rights as, or in respect to, a Member or Unitholder (including the right to approve, consent to or vote on any matter or to notice thereof).

SECTION 7.3. Amendments and Waivers. Subject to Section 3.10, this Agreement may only be amended or modified upon (a) the approval of a majority of the Managers and (b) the written consent of Members holding a majority of the Common Units, Series C Preferred Units (on an as converted to Common Units basis) and Series B Preferred Units (on an as converted to Common Units basis), voting together as a single class; provided, that (x) if an amendment or modification would alter or change the powers, preferences, or special rights of any class or series of Units, the Members holding a majority of such Units (on an as converted to Common Units basis) must approve such amendment or modification in writing and (y) any amendment or modification of (i) Section 3.2(e), (ii) the first sentence of Section 3.3, (iii) the first sentence of Section 3.5 or (iv) Section 3.7 shall require the written consent of the Series B Required Holders. For the avoidance of doubt, and notwithstanding anything to the contrary above, the authorization and issuance of additional Units, whether of a new or existing class, subclass or series of Units, at the direction of the Board, whether such additional Units are junior, senior or pari passu with one or more classes, subclasses or series of existing Units, and the amendment of this Agreement and Schedules A, B and C hereto to reflect the terms and relative rights, preferences or privileges of such additional Units, shall not require the approval of any Member other than as provided in Section 3.10, even if the issuance of such additional Units would have a dilutive effect on the economic, governance, voting or other rights of one or more classes, subclasses or series of Units. Each Member and each Unitholder shall be bound by any amendment, amendment and restatement, modification, waiver, or supplement to the terms and provisions of this Agreement effected in accordance with this Section 7.3, whether or not such Member or Unitholder has consented thereto.

SECTION 7.4. Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing and shall be given to any Member or Unitholder at its address or facsimile number shown in the Company’s books and records, or, if given to the Company, at the following address:

Valeritas Holdings, LLC

750 Route 202 South, Suite 100

Bridgewater, NJ 08807

Attention:

Facsimile Number:

Telephone Number:

with a copy to (which shall not constitute notice):

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, New Jersey 08540

Attention: Steven M. Cohen

Telephone No.:

Facsimile No.:

Each proper notice shall be effective upon any of the following: (i) personal delivery to the recipient, (ii) one Business Day after being sent by facsimile to the recipient (with hard copy sent to the recipient by reputable overnight courier service that same day or the next Business Day (charges prepaid)), (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) five Business Days after being deposited in the mails (first class or airmail postage prepaid).

SECTION 7.5. Counterparts. This Agreement may be executed in any number of counterparts (including by means of signature pages sent by facsimile or other electronic means), all of which together shall constitute a single instrument.

SECTION 7.6. Entire Agreement. This Agreement and the other documents and agreements referred to herein or entered into concurrently herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein and therein. This Agreement and such other documents and agreements supersede all prior (but not contemporaneous) agreements and understandings between the parties with respect to such subject matter.

SECTION 7.7. Jurisdiction. Any suit, action or proceeding under or with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware and each of the Company, the Members and the Unitholders hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. To the fullest extent permitted by law, each of the Company, the Members and the Unitholders hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

SECTION 7.8. Section Titles. Section titles and headings are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text hereof.

SECTION 7.9. Intended Third Party Beneficiaries. Each Indemnitee that is not a direct party hereunder for purposes of Section 3.9 of this Agreement is and shall be considered an express third-party beneficiary for purposes of Section 3.9 of this Agreement and shall be entitled to enforce this Agreement to the same extent as a party hereunder.

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

THE COMPANY:	VALERITAS HOLDINGS, LLC

By:
Name:
Title:

TEMPORARY MEMBER:	VALERITAS, INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Limited Liability Company Agreement]

VALERITAS HOLDINGS, LLC

COUNTERPART SIGNATURE PAGE

TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

The undersigned hereby adopts and agrees to be bound by all of the terms and provisions of the Amended and Restated Limited Liability Company Agreement among the Company and the members of the Company (the “Holdings Operating Agreement”), and further (i) authorizes the Company to attach this signature page to the Holdings Operating Agreement in order to make the undersigned a party to the Holdings Operating Agreement and (ii) acknowledges that to the extent undersigned has the right to receive units of limited liability company interest in the Company pursuant to the Merger (as defined in the Holdings Operating Agreement) but has not executed and delivered the Voting Agreement or the Investor Rights Agreement (each as defined in the Holdings Operating Agreement), the undersigned hereby adopts and agrees to be bound by all of the terms and provisions of the Voting Agreement and the Investor Rights Agreement. The Holdings Operating Agreement, Voting Agreement and the Investor Rights Agreement, together, constitute the limited liability company agreement of the Company for purposes of the Delaware Limited Liability Company Act.

MEMBER NAME:

MEMBER SIGNATURE

DATE

Address:

[Counterpart Signature Page to Valeritas Holdings Amended and Restated Limited Liability Company Agreement]

Schedule A

UNITHOLDERS AND OUTSTANDING UNITS (AS OF JUNE 17, 2014)

Unitholder	Series A Preferred Units	Series B Preferred Units	Series C Preferred Units	Common Units
Abingworth Bioventures V LP		8,244,975	4,480,011
Advanced Technology Ventures VIII, L.P.		6,183,732	3,370,745
Agate Medical Investments Cayman L.P.		1,108,328	383,904
Agate Medical Investments L.P		3,109,937	1,045,610
Auda Capital IV Co-Investment Fund L.P.	1,052,131	265,060	608,109
Auda Capital IV Co-Investment GmbH & Co. KG	2,038,218	513,483	1,178,052
Auda Valeritas Segregated Portfolio	3,090,348	778,542	1,786,163
Bioventures Investors Limited Partnership	1,573,128
Brian Beutel		44,263
CHL Medical Partners III Side Fund, L.P.		186,423	100,319
CHL Medical Partners III, L.P,		2,039,721	1,113,147
John Curtin		22,131
Joe Fitzgerald		88,526
John E. Davis III and Betty F. Davis, JTWROS		22,131
Kenneth L. Franke and Grace L. Franke Living Trust		22,131
Elizabeth Gordon	225,000	1,030,588	124,029	450,000
Highbridge International LLC		182,213

HLM Venture Partners II, L.P.		4,122,488	2,247,163
I. I. Y. Mordechay Ltd.			121,951
Kaiser Permanente Ventures, LLC - Series A		507,383	276,574
Kaiser Permanente Ventures, LLC - Series B		317,115	172,859
Meyers Family Revocable Trust		66,394
MPM Asset Management Investors BV4 LLC		329,608	179,670
MPM BioVentures IV GmbH & Co. Beteiligungs KG		446,566	243,423
MPM BioVentures IV-QP, L.P		11,591,370	6,318,443
Evan Norton		20,613
Onset VI, L.P.		4,946,985	2,696,596
PED-VLRTS, LLC	1,004,488	253,058	576,342
Pitango Venture Capital Fund V, L.P.		12,268,990	7,299,534
Pitango Venture Capital Principals Fund V, L.P.		268,731	159,886
Southferry #2, L.P.		182,213
The Board of Trustees of the Leland Stanford Junior University (DAPER I)		41,225
The Board of Trustees of the Leland Stanford Junior University (SBSTI)		41,225
The Permanente Federation LLC - Series I		824,498	449,433
Tullis Opportunity Fund II, L.P.	283,344	71,382	165,885

Tullis Opportunity Fund, L.P.	283,345	71,382	165,885
Saint John’s University		24,735
U.S. Venture Partners IX, L.P.		4,122,487
U.S. Venture Partners X		3,994,690
USVP X Affiliates		127,797
WCAS Capital Partners IV, L.P.			439,200
WCAS Management Corporation			216,723
WCAS Valeritas Holdings, LLC			69,182,468
WCAS XI Co-Investors LLC			287,220
Kathy Aycok				3,750
Mandy Bentley				500
Joseph Brown				2,000
Michele Carter				2,500
Dan Connors				75,000
Yash Dave				1,050
Arleen DeCicco				22,250
Timothy E. Last				15,000
Steven F. Levesque				7,833
Glenda Lewis				4,063
Ronald Manning				16,016
Massachusetts Development Finance Agency				28,954
Devin V. McAllister				21,667
Lisa J. McGuinness				2,000
Heather Merolli				2,000
Deborah J. Nagy				2,000
Hung Nguyen				10,000
Michael Price				2,000
William Rebello				25,625
Tam Pham				2,000
Greg Sellman				2,500

Mike Stout	16,042
Poul Strange	48,000
Christine Tanaka	500
Oscar Tamayo	1,814
Mark D. Taylor	2,000
The Estate of Frank Baldino, Jr.	120,938
The Helen L. Levesque 2012 Trust, Helen L. Levesque, Trustee	65,500

Schedule B*

MEMBERS

Abingworth Bioventures V LP

Advanced Technology Ventures VIII, L.P.

Agate Medical Investments Cayman L.P.

Agate Medical Investments L.P

Auda Capital IV Co-Investment Fund L.P.

Auda Capital IV Co-Investment GmbH & Co. KG

Auda Valeritas Segregated Portfolio

Bioventures Investors Limited Partnership

Brian Beutel

CHL Medical Partners III Side Fund, L.P.

CHL Medical Partners III, L.P,

John Curtin

Joe Fitzgerald

John E. Davis III and Betty F. Davis, JTWROS

Kenneth L. Franke and Grace L. Franke Living Trust

Elizabeth Gordon

Highbridge International LLC

HLM Venture Partners II, L.P.

I. I. Y. Mordechay Ltd.

Kaiser Permanente Ventures, LLC - Series A

Kaiser Permanente Ventures, LLC - Series B

Meyers Family Revocable Trust

MPM Asset Management Investors BV4 LLC

MPM BioVentures IV GmbH & Co. Beteiligungs KG

MPM BioVentures IV-QP, L.P

Evan Norton

Onset VI, L.P.

PED-VLRTS, LLC

Pitango Venture Capital Fund V, L.P.

Pitango Venture Capital Principals Fund V, L.P.

Southferry #2, L.P.

The Board of Trustees of the Leland Stanford Junior University (DAPER I)

The Board of Trustees of the Leland Stanford Junior University (SBSTI)

The Permanente Federation LLC - Series I

Tullis Opportunity Fund II, L.P.

Tullis Opportunity Fund, L.P.

Saint John’s University

U.S. Venture Partners IX, L.P.

U.S. Venture Partners X

USVP X Affiliates

WCAS Capital Partners IV, L.P.

WCAS Management Corporation

WCAS Valeritas Holdings, LLC

WCAS XI Co-Investors LLC

Kathy Aycok

Mandy Bentley

Joseph Brown

Michele Carter

Dan Connors

Yash Dave

Arleen DeCicco

Timothy E. Last

Steven F. Levesque

Glenda Lewis

Ronald Manning

Massachusetts Development Finance Agency

Devin V. McAllister

Lisa J. McGuinness

Heather Merolli

Deborah J. Nagy

Hung Nguyen

Michael Price

William Rebello

Tam Pham

Greg Sellman

Mike Stout

Poul Strange

Christine Tanaka

Oscar Tamayo

Mark D. Taylor

The Estate of Frank Baldino, Jr.

The Helen L. Levesque 2012 Trust, Helen L. Levesque, Trustee

*	Subject to such person’s acceptance of such units of limited liability company interest

Schedule C

CAPITAL CONTRIBUTIONS (AS OF JUNE 17, 2014)

[TO BE PROVIDED]

Unitholder	Capital Contribution

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

VALERITAS, INC.

[See Attached]

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VALERITAS, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Valeritas, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Valeritas, Inc. and that this corporation was originally formed as a limited liability company named “Valeritas Therapeutics, LLC,” which was formed on August 2, 2006; that the Certificate of Formation was amended on August 3, 2006 changing the name of the limited liability company to Valeritas LLC (the “LLC”); that on December 27, 2007, a Certificate of Conversion, converting the LLC into this corporation named “Valeritas, Inc.”, and a Certificate of Incorporation of this corporation were filed with the State of Delaware; and that on August 26, 2008, an Amended and Restated Certificate of Incorporation was filed with the State of Delaware; that on March 28, 2011, a Second Amended and Restated Certificate of Incorporation was filed with the State of Delaware; and that on September 8, 2011, a Third Amended and Restated Certificate of Incorporation was filed with the State of Delaware; and that on April 26, 2012, a Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation was filed with the State of Delaware; and that on November 16, 2012, a Fourth Amended and Restated Certificate of Incorporation was filed with the State of Delaware; and that on May 24, 2013, a Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation was filed with the State of Delaware (the “Certificate of Incorporation”).

SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

ARTICLE I

The name of this corporation is Valeritas, Inc.

ARTICLE II

The address of the registered office of this corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes of this corporation to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

A. Authorization of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock. The total number of shares that this corporation is authorized to issue is fifty six million (56,000,000). The total number of shares of common stock authorized to be issued is fifty million (50,000,000), par value $0.00001 per share (the “Common Stock”). The total number of shares of preferred stock authorized to be issued is six million (6,000,000) shares, par value $0.00001 per share (the “Preferred Stock”), all of which shares are designated as “Series D Preferred Stock”.

B. Rights, Preferences and Restrictions of Preferred Stock. The rights, powers, designations, preferences, and relative, participating, optional or other rights and qualifications, limitations or restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B).

1. Dividend Provisions.

(a) Series D Accruing Dividends. From and after the Original Issue Date, dividends shall accrue on each issued share of Series D Preferred Stock at the rate per annum of 8% of the sum of (x) the Series D Invested Amount (as defined below) and (y) accrued and unpaid dividends on such share compounded semi-annually (the “Series D Accruing Dividends”). The Series D Accruing Dividends shall accrue on the Series D Preferred Stock from day to day, whether or not declared, and shall be cumulative. The Series D Accruing Dividends shall be paid when and if declared by the Board of Directors of this corporation (the “Board”) by delivering to the record holders of Series D Preferred Stock a number of shares of Series D Preferred Stock (“Series D PIK Shares”) with respect to each share of Series D Preferred Stock held by such holder equal to (i) the amount of the Series D Accruing Dividends accrued and unpaid thereon, divided by (ii) the Series D Invested Amount. The holders of the Series D Preferred Stock shall not be entitled to receive any other dividends with respect to the Series D Preferred Stock, whether payable in cash, property, or stock, other than in accordance with this subsection 1(a).

(b) Other Dividends. The holders of Common Stock shall be entitled to receive, when, as, and if declared by the Board, but only out of any assets legally available therefor, such dividends as may be declared from time to time by the Board; provided, however, no dividends shall be paid on the Common Stock so long as any shares of Series D Preferred Stock remain outstanding.

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2. Liquidation Preference.

(a) Series D Preference. In the event of any Liquidation Event, either voluntary or involuntary, the holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the proceeds of such Liquidation Event (the “Proceeds”) to the holders of Common Stock by reason of their ownership thereof, an amount (the “Series D Liquidation Amount”) per share equal to the greater of (i) the sum of the Series D Invested Amount, plus the Series D Accruing Dividends accrued through the date of such Liquidation Event but unpaid thereon, whether or not declared or (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to subsection 3A(a)(i) immediately prior to such Liquidation Event. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full Series D Liquidation Amount, then the entire Proceeds legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection 2(a).

(b) Remaining Proceeds. After the payment in full of the Series D Liquidation Amount, the remaining Proceeds available for distribution to stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

(c) Certain Definitions; Fair Market Value Determination.

(i) For purposes of this Certificate of Incorporation, the following definitions shall apply:

(A) “Filing Date” shall mean the date of filing and effectiveness of this Certificate of Incorporation with the Secretary of State of the State of Delaware.

(B) “IPO” shall mean the Company’s first firm commitment underwritten public offering of its Common Stock under the Securities Act of 1933, as amended.

(C) “Liquidation Event” shall mean (1) the closing of the sale, transfer or other disposition of all or substantially all of this corporation’s assets, (2) the consummation of the merger or consolidation of this corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of this corporation immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of this corporation or the surviving or acquiring entity), (3) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than (x) an underwriter of this corporation’s securities, (y) any person that is a purchaser of shares of Series D Preferred Stock (or any affiliate thereof) pursuant to the Stock Purchase Agreement or (z) or a

3

transferee pursuant to an exempt transfer under Section 5(d) of the Voting Agreement as amended from time to time (as defined in the Stock Purchase Agreement) by and among this corporation and certain stockholders party thereto, dated on or about the Filing Date, as may be amended from time to time), of this corporation’s then outstanding securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of this corporation (or the surviving or acquiring entity) or (4) a liquidation, dissolution or winding up of this corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of this corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held this corporation’s securities immediately prior to such transaction. The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived only with the vote or written consent of the Required Holders.

(D) “Original Issue Date” shall mean the date on which the first share of Series D Preferred Stock authorized herein is issued.

(E) “Required Holders” shall mean the holders of at least a majority of the aggregate voting power of the then outstanding shares of Series D Preferred Stock on an as converted to Common Stock basis.

(F) “Series D Invested Amount” shall mean $10.00 per share for each share of Series D Preferred Stock (as adjusted for any stock splits, combinations, subdivisions, recapitalizations or the like with respect to the Series D Preferred Stock).

(G) “Stock Purchase Agreement” shall mean the Series D Stock Purchase Agreement dated on or about the Filing Date.

(ii) Fair Market Value. In any Liquidation Event, if Proceeds received by this corporation or its stockholders is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1) If traded on a securities exchange or through the NASDAQ Global Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event; and

(3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this corporation (by action of the Board) and the Required Holders.

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(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation (by action of the Board) and the Required Holders.

(C) The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event shall, upon approval by the stockholders of the definitive agreements governing a Liquidation Event, be superseded by any determination of such value set forth in the definitive agreements governing such Liquidation Event.

(d) Compliance. In the event the requirements of this Section 2 are not complied with, this corporation shall forthwith either:

(i) cause the closing of such Liquidation Event to be postponed until such time as the requirements of this Section 2 have been complied with; or

(ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(e) hereof.

(e) Notice. This corporation shall give each holder of record of Preferred Stock written notice of such impending Liquidation Event not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that subject to compliance with the General Corporation Law such periods may be shortened or waived upon the written consent of the Required Holders.

(f) Allocation of Escrow. In the case of a Liquidation Event, if any portion of the consideration payable to the stockholders of this corporation is placed into escrow and/or is payable to the stockholders of this corporation subject to contingencies, the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of this corporation in accordance with subsections 2(a) and (b) above as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event and any additional consideration which becomes payable to the stockholders of this corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of this corporation in accordance with subsections 2(a) and (b) above after taking into account the previous payment of the Initial Consideration as part of the same transaction.

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3. Conversion.

3A. Conversion Rights.

(a) Right to Convert; Conversion Rate. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined in accordance with the procedures described in subsections 3A(a) and (c).

(i) Each share of Series D Preferred Stock shall be converted into such number of shares of Common Stock as is determined by multiplying one share of Series D Preferred Stock by the Series D Conversion Rate. The “Series D Conversion Rate” in effect at any time shall be an amount equal to the quotient obtained by dividing (x) an amount equal to the value of the Series D Invested Amount plus the Series D Accruing Dividends accrued and unpaid through the Conversion Time (as defined below), whether declared or not, by (y) the Series D Conversion Price then in effect. On the Filing Date, the “Series D Conversion Price” per share shall be the Series D Invested Amount. Such initial Series D Conversion Price, and the rate at which shares of Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(ii) Fair market value of a share of Common Stock shall be valued as follows:

(A) In the case of a Liquidation Event, the aggregate amount to be received with respect to a share of Common Stock pursuant to subsection 2;

(B) In the case of an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, (1) with respect to the IPO, the Offer Price (as defined below) and (2) with respect to any other underwritten offering, the offering price with respect thereto; and

(C) In any other circumstances, the fair market value thereof, as determined by the Board and the Required Holders; provided that if the Board and the Required Holders cannot agree on a fair market value within 15 days of the written notice to this corporation from a holder of Series D Preferred Stock that it wishes to convert any of its shares of Preferred Stock, then this corporation shall engage an investment banking firm or valuation firm (the “Independent Valuation Firm”) to determine such fair market value (this corporation shall request that the Independent Valuation Firm use its reasonable best efforts to determine such fair market value within thirty (30) days of its appointment).

(b) Automatic Conversion. Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then applicable

6

Conversion Rate upon the earlier of (i) immediately prior to the closing of this corporation’s IPO pursuant to an effective Registration Statement (as defined below) or (ii) such other date and time, or the occurrence of an event, specified by vote or written consent of the Required Holders (immediately prior to the closing of such IPO or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time” and such conversion is referred to as a “Mandatory Conversion”). In the case of any such automatic conversion of the Series D Preferred Stock in connection with an IPO where the Offer Price (as defined below in subsection (d)(ii)) is less than the Conversion Price then applicable to the Series D Preferred Stock (appropriately adjusted for stock splits, reverse stock splits and similar type transactions or occurrences), then prior to such automatic conversion the applicable Conversion Price shall be adjusted as provided in subsection (d)(ii).

(c) Mechanics of Conversion. Before any holder of Series D Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series D Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date (the “Conversion Time”). Upon a Mandatory Conversion, each holder of record of Series D Preferred Stock converted pursuant to subsection (b) of this Section 3B shall be sent written notice of such Mandatory Conversion (which, for the avoidance of doubt, need not be sent in advance of the Mandatory Conversion Time) at each such holder’s respective address as it appears on the transfer books of this corporation; provided, however, that neither the failure to provide such notice nor any defect therein shall affect the validity of the Mandatory Conversion. The shares of Series D Preferred Stock converted pursuant to subsection (b) of this Section 3B shall be converted into shares of Common Stock automatically at the Mandatory Conversion Time without regard to whether certificates representing such shares of Series D Preferred Stock have been surrendered. Upon receipt of written notice of the Mandatory Conversion, each holder of record of shares of Series D Preferred Stock so converted shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to this corporation to indemnify this corporation against any claim that may be made against this corporation on account of the alleged loss, theft or destruction of such certificate) to this corporation at the place designated in such notice. If so required by this corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to this corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series D Preferred Stock so converted, this corporation shall issue

7

and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of shares of Common Stock issuable on such conversion in accordance with the provisions hereof.

(d) Conversion Price Adjustments of Preferred Stock for Certain Issuances, Splits and Combinations. The Conversion Price of the Series D Preferred Stock shall be subject to adjustment from time to time as follows:

(i) Subject to subsection 3A(d)(ii), if this corporation shall issue, on or after the Original Issue Date, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price of the Series D Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such shares in effect immediately prior to each such issuance shall be reduced, concurrently with such issue, to the consideration per share received by this corporation for such issue or deemed issue of the Additional Stock.

(ii) If this corporation shall, while there are any shares of Series D Preferred Stock outstanding, propose to issue or sell shares of this corporation’s capital stock in an IPO and files a registration statement in connection with such IPO (as amended, the “Registration Statement”), which Registration Statement has an estimated price range, the mid-point of which is less than the Conversion Price applicable to the Series D Preferred Stock in effect immediately prior to the filing of such Registration Statement (in each case as adjusted for any stock splits, combinations, subdivisions, recapitalizations or the like) (the “Offer Price”), the Conversion Price for such shares in effect immediately prior to the effectiveness of the IPO shall be reduced to a price equal to the Offer Price. The Offer Price used for calculating any adjustment to the Conversion Price then applicable to the Series D Preferred Stock shall be the mid-point of the estimated price range initially disclosed in such Registration Statement and no subsequent adjustments to the estimated price range shall modify the Offer Price for purposes of this subsection 3A(d)(ii); provided, however, in the event that (x) this corporation and the managing underwriters thereafter agree to file a revised estimated price range in the Registration Statement and (y) the mid-point of such revised price range (the “Revised Offer Price”) is less than the initial Offer Price, then the Revised Offer Price shall be the applicable Offer Price for purposes of calculating the Conversion Price adjustment under this subsection 3A(d)(ii). Any adjustment to the applicable Conversion Price resulting from this subsection 3A(d)(ii) shall be effective immediately prior to the effectiveness of the Registration Statement (and if such IPO is never consummated, the aforementioned adjustment shall be deemed null and void).

(iii) No adjustment of the Conversion Price for the Series D Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 3A(d)(vi)(C) and 3A(d)(vi)(D), no adjustment of such Conversion Price pursuant to this subsection 3A(d)(iii) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

8

(iv) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(v) In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board irrespective of any accounting treatment.

(vi) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of shares of Additional Stock issued and the consideration paid therefor:

(A) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3A(d)(iv) and (v)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential anti-dilution adjustments) for the Common Stock covered thereby.

(B) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential anti-dilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3A(d)(iv) and (v)).

(C) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or

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exchangeable securities, the Conversion Price of the Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(D) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(vii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3A(d)(vi)) by this corporation after the Original Issue Date other than:

(A) Common Stock issued pursuant to a transaction described in subsection 3A(d)(viii) hereof;

(B) Common Stock issued to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by this corporation’s Board (including options granted prior to the Filing Date);

(C) Common Stock issuable upon the conversion of the shares of Series D Preferred Stock issued pursuant to the Stock Purchase Agreement, Common Stock issued upon a Special Mandatory Conversion, and the Series D PIK Shares;

(D) Common Stock issued in connection with a bona fide business acquisition of or by this corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or

(E) Common Stock issued or deemed issued pursuant to subsection 3A(d)(vi) as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of Section 3A(d).

(viii) In the event this corporation should at any time or from time to time after the Original Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the

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additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 3A(d)(vi).

(ix) If the number of shares of Common Stock outstanding at any time after the Original Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3A(d)(iv), then, in each such case for the purpose of this subsection 3A(e), the holders of the Series D Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Series D Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or in Section 2) provision shall be made so that the holders of the Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series D Preferred Stock the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series D Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series D Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

(g) No Impairment. This corporation will not, without the appropriate vote of the stockholders under the General Corporation Law or Section 5 of this Article IV(B), by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good

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faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of conversion of the holders of the Series D Preferred Stock against impairment.

(h) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Series D Preferred Stock under Section 3, and the aggregate number of shares of Common Stock to be issued to particular stockholders, shall be rounded down to the nearest whole share and the corporation shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractions is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series D Preferred Stock pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Series D Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series D Preferred Stock.

(i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, this corporation shall mail to each holder of Series D Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution.

(j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series D Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

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(k) Notices. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

(l) Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of the Series D Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the Required Holders.

(m) Status of Converted Stock. In the event any shares of Series D Preferred Stock shall be converted pursuant to this Section 3, the shares so converted shall be retired and cancelled and shall not be issuable by this corporation. This Certificate of Incorporation of this corporation shall be appropriately amended (without the need for stockholder action) to effect the corresponding reduction in this corporation’s authorized capital stock.

3B. Special Mandatory Conversion.

(a) Trigger Event. If the conditions set forth in Section 1.2(b) or Section 1.2(c), as applicable, of the Stock Purchase Agreement with respect to a Qualifying Series D Investor’s obligation to fund its Second Closing Commitment have been satisfied and such Qualifying Series D Investor does not purchase its Second Closing Commitment in accordance with the terms and conditions of Section 1.2(b) or (c) of the Stock Purchase Agreement, as applicable, each share of Series D Preferred Stock held by such Qualifying Series D Investor shall automatically, and without any further action on the part of such Qualifying Series D Investor, be converted into one-tenth (1/10) of a share of Common Stock, with cash issued in lieu of fractional shares of Common Stock in accordance with subsection 3A(h) of Article IV(B) hereof, effective upon, subject to, and concurrently with, the consummation of the Second Closing or the IPO, as applicable (the “Special Mandatory Conversion Time”). Such conversion is referred to as a “Special Mandatory Conversion.”

(b) Procedural Requirements. Upon a Special Mandatory Conversion, each Qualifying Series D Investor converted pursuant to subsection (a) of this Section 3B shall be sent written notice of such Special Mandatory Conversion (which, for the avoidance of doubt, need not be sent in advance of the Special Mandatory Conversion Time) at each such Qualifying Series D Investor’s respective address as it appears on the transfer books of this corporation, provided, however, that neither failure to provide such notice nor any defect therein shall affect the validity of the Special Mandatory Conversion. The shares of Series D Preferred Stock held by such Qualifying Series D Investor converted pursuant to subsection (a) of this Section 3B shall be converted into shares of Common Stock automatically at the Special Mandatory Conversion Time without regard to whether certificates representing such shares of Series D Preferred Stock have been surrendered. Upon receipt of written notice of the Special Mandatory Conversion, each Qualifying Series D Investor whose shares of Series D Preferred

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Stock are so converted shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to this corporation to indemnify this corporation against any claim that may be made against this corporation on account of the alleged loss, theft or destruction of such certificate) to this corporation at the place designated in such notice. If so required by this corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to this corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series D Preferred Stock converted pursuant to subsection (a) of this Section 3B, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this subsection (b) of this Section 3B. As soon as practicable after the Special Mandatory Conversion and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series D Preferred Stock so converted, this corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of shares of Common Stock issuable on such conversion in accordance with the provisions hereof. Such converted Series D Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and this corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series D Preferred Stock accordingly.

(c) Definitions. For purposes of this Section 3B, the following definitions shall apply: (i) all capitalized terms used but not defined in this Section 3B shall have the meaning ascribed to such terms in the Stock Purchase Agreement; and (ii) “Qualifying Series D Investor” shall mean each holder of Series D Preferred Stock listed on Schedule I to the Stock Purchase Agreement with a Second Closing Commitment.

4. Voting Rights.

(a) General Voting Rights. The holder of each share of Series D Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series D Preferred Stock could then be converted (without taking into account any accrued and unpaid dividends thereon), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted to Common Stock basis (after aggregating all shares into which shares of Series D Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

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(b) Voting for the Election of Directors. The Board shall consist of a total of no more than nine (9) directors. The holders of record of the shares of Common Stock and Series D Preferred Stock, voting together as a single class, shall elect directors of this corporation in accordance with the Voting Agreement. Each holder of shares of Series D Preferred Stock shall be entitled to receive the same prior notice of any stockholders’ meeting as provided to the holders of Common Stock in accordance with the Bylaws of this corporation, as well as notice, in accordance with the Bylaws of this corporation, of all stockholder actions taken by legally available means in lieu of meeting, and shall vote together with holders of Common Stock upon any matter submitted to a vote of stockholders, except those matters required by law or by the terms hereof to be submitted to a vote of any class or series, voting as a separate class or series. Fractional votes shall not, however, be permitted, and any fractions shall be disregarded in computing voting rights. Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, vacancies created by removal or resignation of a director, may only be filled in accordance with the Voting Agreement. A director may be removed during his or her term of office, either with or without cause, so long as any such removal is consummated in accordance with the Voting Agreement.

5. Protective Provisions. So long as any shares of Series D Preferred Stock are outstanding, this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the Required Holders:

(a) alter or change the powers, preferences or special rights of the shares of Series D Preferred Stock so as to affect adversely such shares;

(b) increase or decrease (other than by conversion of the Preferred Stock) the total number of authorized shares of Preferred Stock or Common Stock;

(c) authorize or issue, or obligate itself to issue, any equity security (including any other security convertible into or exercisable for any such equity security), other than (i) the issuance of shares of Series D Preferred Stock with respect to Series D Accruing Dividends, (ii) the issuance of shares of Common Stock upon conversion, if any, of the Series D Preferred Stock to Common Stock pursuant to Section 3 and (iii) the issuance of shares of Series D Preferred Stock in accordance with the Stock Purchase Agreement;

(d) amend, alter or repeal any provision of this corporation’s Fifth Amended and Restated Certificate of Incorporation or Bylaws;

(e) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of capital stock of this corporation; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock (i) from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal or (ii) that are outstanding as of the Filing Date;

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(f) acquire or merge with another entity or enter into any other material transaction involving the acquisition of the assets of such entity;

(g) sell, assign, license or otherwise dispose (in a single transaction or a series of related transactions) material technology, intellectual property and other material assets of this corporation, other than licenses granted in the ordinary course of business;

(h) make any material change in the nature of this corporation’s business from that conducted as of the Filing Date; provided that a collaboration, license, marketing or other similar agreement or strategic partnership with a strategic investor with regards to this corporation’s products in development as of the Filing Date shall not constitute a material change to this corporation’s business;

(i) incur, create, guarantee or authorize the creation of any indebtedness in excess of $25,000,000 in the aggregate;

(j) make any loan or advance in excess of $100,000 to any other corporation, partnership, or other third party, unless such entity is wholly owned by this corporation; or

(k) enter into material transactions with affiliates of this corporation or enter into any other transaction described in Section 144 of the General Corporation Law, except for (i) transactions contemplated by the Stock Purchase Agreement, (ii) the issuance of equity securities made in accordance with Section 3 of the Investor Rights Agreement as amended from time to time (as defined in the Stock Purchase Agreement), (iii) transactions entered into the ordinary course of business with any employee of the Company and (iv) transactions among this corporation and subsidiaries of this corporation.

6. Redemption. The Series D Preferred Stock are not redeemable at the option of the holder.

C. Common Stock. The powers, designations, preferences, and relative, participating, optional or other rights and the qualifications, limitations or restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(C).

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of this corporation legally available therefor, any dividends as may be declared from time to time by the Board.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Article IV(B) hereof.

3. Redemption. The Common Stock is not redeemable at the option of the holder.

4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

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ARTICLE V

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

ARTICLE VI

The number of directors of this corporation shall be fixed pursuant to this Certificate of Incorporation.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of this corporation may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of this corporation.

ARTICLE IX

A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

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ARTICLE X

This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI

To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

Without limiting the foregoing, this corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director of this corporation or while a director is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article XI shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

It is the intent of this corporation that with respect to all advancement and indemnification obligations provided by this corporation as referenced in this Article XI, this corporation shall be the primary source of advancement, reimbursement and indemnification relative to any direct or indirect stockholder of this corporation (or any affiliate of such stockholder, other than this corporation or any of its direct or indirect subsidiaries). This

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corporation shall have no right to seek contribution, indemnity or other reimbursement for any of its obligations described in this Article XI from any such direct or indirect shareholder of this corporation (or any affiliate of such shareholder, other than this corporation or any of its direct or indirect subsidiaries).

ARTICLE XII

In connection with repurchases by this corporation of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, Sections 502 and 503 of the California Corporations Code shall not apply in all or in part with respect to such repurchases.

*    *    *

THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

FOURTH: That said Fifth Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Fourth Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

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IN WITNESS WHEREOF, this Fifth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this      day of June, 2014.

VALERITAS, INC.

By:	/s/ Kristine Peterson
Name:	Kristine Peterson
Title:	Chief Executive Officer

VALERITAS, INC.

SERIES D PREFERRED

STOCK PURCHASE AGREEMENT

[See Attached]

VALERITAS, INC.

SERIES D PREFERRED

STOCK PURCHASE AGREEMENT

June [19], 2014

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

-iii-

VALERITAS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the [19th] day of June, 2014, by and among Valeritas, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule I hereto (each of which is herein referred to as an “Investor”).

WHEREAS, effective as of June [17], 2014, the Company restructured its capitalization through the merger of a wholly-owned subsidiary of Valeritas Holdings, LLC (“Holdings”) into the Company pursuant to the Agreement and Plan of Merger and Reorganization, dated June 9, 2014 (the “Merger”). As a result of the Merger, the Company became a wholly-owned subsidiary of Holdings, and the holders of capital stock of the Company outstanding immediately prior to the effective time of the Merger became holders of units of limited liability company interest in Holdings;

WHEREAS, following the effective time of the Merger, the Company authorized the sale and issuance of up to an aggregate of 4,500,000 shares of newly authorized Preferred Stock of the Company, par value $0.00001 per share, designated as “Series D Preferred Stock” (the “Shares”);

WHEREAS, the Investors desire to purchase the Shares set forth opposite each Investor’s name on Schedule I on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Shares to the Investors on the terms and conditions set forth herein;

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Shares

1.1 Sale and Issuance of Series D Preferred Stock.

(a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Initial Closing (as defined below) the Fifth Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the “Restated Certificate”).

(b) On or prior to the Initial Closing, the Company shall have authorized (i) the sale and issuance to the Investors of the Shares and (ii) the issuance of the shares of Common Stock of the Company to be issued upon conversion of the Shares (the “Conversion Shares”), in each case as set forth herein. The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

(c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the applicable Closing (as defined below) pursuant to Section 1.2(a) and (b) and the Company agrees to sell, issue and deliver to each Investor at such Closing, at a purchase price per share of $10.00, that number of Shares set forth opposite such Investor’s name on Schedule I hereto, in consideration of the cash to be paid by such Investors, as set forth on Schedule I hereto.

1.2 Closing.

(a) Initial Closing. On the date hereof, or at such other time and place as the Company and Investors acquiring in the aggregate at least a majority of the Shares sold pursuant to this Agreement (which majority shall include WCAS Valeritas Holdings, LLC (“WCAS”)) agree upon in writing (which time is designated as the “Initial Closing”), the Company shall sell, subject to and on the terms and conditions contained in this Agreement, a total of 2,500,000 Shares to the Investors in accordance with Schedule I hereto. At the Initial Closing, the Company shall deliver to each Investor a certificate or certificates representing the Shares that such Investor is purchasing against payment of the purchase price therefor by cash in immediately available funds.

(b) Second Closing. Following the Initial Closing, on the earliest of (i) October 15, 2014, (ii) within ten (10) business days of the date on which the Company files a registration statement with the United States Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), and such registration statement has an estimated price range, and (iii) such time as the Investors holding at least a majority of the then outstanding Shares (which majority shall include WCAS) agree upon in writing (which time is designated as the “Second Closing”), the Company shall sell, subject to and on the terms and conditions contained in this Agreement, up to a total of 2,000,000 Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) (the “Additional Shares”), to the Investors in accordance with each such Investor’s commitment set forth on Schedule I (hereinafter referred to as such Investor’s “Second Closing Commitment”). Each Investor may assign its Second Closing Commitment to entities affiliated with such Investor. The Company shall give at least ten (10) business days prior written notice to each Investor of its intention to consummate the Second Closing. At the Second Closing, the Company shall deliver to each Investor (or its affiliates) a certificate or certificates representing the Additional Shares that such Investor (or its affiliates) is purchasing against payment of the purchase price therefor by cash in immediately available funds. The term “Closing” shall apply to the Initial Closing and the Second Closing unless otherwise specified. The rights and obligations of the Company and the Investors to consummate the Second Closing pursuant to this Section 1.2(b) shall automatically terminate upon the earlier of (i) the consummation of a Liquidation Event or (ii) the written consent of the Investors holding at least a majority of the then outstanding Shares (which majority shall include WCAS) to exercise the rights set forth in Section 1.2(c).

(c) Initial Public Offering. In the event (i) the Company files a registration statement under the Act prior to October 15, 2014 in connection with its initial underwritten public offering of shares of Common Stock (the “IPO”), and such registration statement has an estimated price range and (ii) Investors holding at least a majority of the then outstanding Shares (which majority shall include WCAS) notify the Company in writing of such Investors’ election to abandon the consummation of the sale and purchase of the Additional Shares at the Second Closing, each Investor, or its designee, shall purchase such number of registered public shares of

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Common Stock in the IPO equal to such Investor’s Second Closing Commitment divided by the price per share of Common Stock offered to the public (the “IPO Shares”). The Company shall use its commercially reasonable efforts to cause the managing underwriter(s) of the IPO to direct to the Investors a number of registered public shares of Common Stock in the IPO equal the total IPO Shares. The Investors acknowledge that, despite the Company’s use of its commercially reasonable efforts, the managing underwriter(s) may determine in their sole discretion that it is not advisable to designate all such IPO Shares as directed shares in the IPO, in which case the number of IPO Shares may be reduced or no directed shares may be designated, as applicable. Any such reduction shall be pro rata among all participating Investors. Nothing in this Section 1.2(c) shall affect the rights and obligations of the Company and the Investors to consummate the sale and purchase of the Additional Shares in accordance with Section 1.2(b) if the Investors holding at least a majority of the then outstanding Shares (which majority must include WCAS) have not notified the Company in writing to consummate the purchase of IPO Shares as contemplated by this Section 1.2(c) in lieu of the Second Closing. For clarity, in no event will any Investor be obligated to purchase Additional Shares or IPO Shares, as the case may be, in excess of their respective Second Closing Commitment.

(d) Special Mandatory Conversion. The Investors hereby acknowledge and agree that in the event that any Investor (or its affiliates) does not purchase such Investor’s Second Closing Commitment pursuant to Section 1.2(b) or 1.2(c), then each share of Series D Preferred Stock held by such Investor shall automatically, and without any further action on the part of such Investor, be converted into one-tenth (1/10th) of a share of Common Stock, with cash issued in lieu of any fractional shares of Common Stock, all in accordance with Section 3B of Article IV(B) of the Restated Certificate.

1.3 Use of Proceeds. The Company shall use the proceeds of the sale of the Shares for working capital and general corporate purposes.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the “Schedule of Exceptions”) furnished each Investor, specifically identifying the relevant Section hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its assets and carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. “Material Adverse Effect” means any (i) adverse effect on the issuance or validity of the Shares or the transactions contemplated hereby or on the enforceability or validity of the Restated Certificate or on the ability of the Company to perform its obligations under this Agreement or the other Ancillary Agreements (as defined below), or (ii) material adverse effect on the prospects or condition (financial or otherwise), properties, assets, liabilities, business or operations of the Company taken as a whole; provided that the completion of the Merger in and of itself shall not be deemed a Material Adverse Effect.

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2.2 Capitalization and Voting Rights. After giving effect to the Merger and the filing of the Restated Certificate, the authorized capital stock of the Company consists, or will consist immediately prior to the Initial Closing, of:

(a) 6,000,000 shares of Preferred Stock, par value $0.00001 (the “Preferred Stock”), all of which shares have been designated Series D Preferred Stock (the “Series D Preferred Stock”), none of which are issued and outstanding immediately prior to the Initial Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate.

(b) 50,000,000 shares of common stock, par value $0.00001, of the Company (the “Common Stock”), of which 9,000,000 shares are issued and outstanding immediately prior to the Initial Closing. The rights, privileges and preferences of the Common Stock are as stated in the Restated Certificate.

(c) All outstanding shares of Common Stock are owned by Holdings. Other than as set forth in this Section 2.2, the Company has no other shares of capital stock authorized, issued or outstanding.

(d) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, were not issued in breach of or violation of any preemptive or similar rights and were issued in accordance with the registration or qualification provisions of the Act and any relevant state securities laws, or pursuant to valid exemptions therefrom.

(e) Except for (i) the conversion privileges of the Preferred Stock as set forth in the Restated Certificate, (ii) the rights provided in Section 4 of the Investors’ Rights Agreement in the form attached hereto as Exhibit B (the “Investors’ Rights Agreement”), (iii) warrants to purchase 195,008 shares of Common Stock held by the Company’s senior lender and (iv) options to purchase 1,305,483 shares of Common Stock have been reserved for grants to employees and other service providers pursuant to the Valeritas, Inc. 2014 Equity Compensation Plan (the “2014 Option Plan”), of which, as of the date hereof, no options to purchase shares of Common Stock are outstanding, there are no outstanding options, warrants, rights (including conversion or preemptive rights), agreements or commitments for the purchase or acquisition from the Company of any shares of its capital stock or other securities. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company or which otherwise permit the holder thereof to participate in the proceeds of a sale of the Company (regardless of how structured). Except as provided in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

(f) All outstanding securities of the Company, including, without limitation, all outstanding shares of the capital stock of the Company, all shares of the capital stock of the Company issuable upon the conversion or exercise of all options or other convertible or exercisable securities and all other securities that the Company is obligated to issue, are subject to a one hundred eighty (180) day “market stand-off” restriction upon an initial public offering of the Company’s securities pursuant to a registration statement filed with the SEC pursuant to the Act in a form substantially identical to Section 1.13 of the Investors’ Rights Agreement.

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(g) The Schedule of Exceptions sets forth a complete list of each security of the Company owned by any officer, director or, in the Company’s reasonable belief, key employee of the Company, or by any affiliate or any member of the immediate family of any such individual, together with a description of the material terms of the vesting provisions and the rights of first refusal and rights of repurchase applicable to each such security. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event. The term “knowledge” means, with respect to the Company, the actual knowledge upon reasonable inquiry or due investigation of the following officers and key employees: Kristine Peterson, William Duke, Kurt Andrews, Geoffrey Jenkins and John Timberlake.

(h) Except with respect to any rights granted to the Investors pursuant to the terms of the Restated Certificate, this Agreement or the Ancillary Agreements (as defined below) or the transactions contemplated hereby or thereby, no party has any right of first refusal, right of first offer, right of co-sale, preemptive right or other similar right regarding the Company’s securities. There are no provisions of the Company’s organizational documents, no agreements to which the Company is a party or is bound by other than the Restated Certificate, this Agreement or the other Ancillary Agreements, which (i) may affect or restrict the voting rights of the Investors with respect to the Shares or the Conversion Shares in their capacity as stockholders of the Company, (ii) restrict the ability of the Investors, or any successor thereto or assignee or transferee thereof, to transfer the Shares or the Conversion Shares, or (iii) entitle any party to nominate or elect any director of the Company or require any of the Company’s stockholders to vote for any such nominee or other person as a director of the Company in each case.

2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any debt or equity interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors’ Rights Agreement, the Voting Agreement in the form attached hereto as Exhibit C (the “Voting Agreement” and together with the Investors’ Rights Agreement, the “Ancillary Agreements”) and the Restated Charter, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder and the Conversion Shares has been taken or will be taken prior to the Initial Closing, and this Agreement and the Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights

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generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

2.5 Valid Issuance of Securities. The Shares being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, (i) will be duly and validly issued, fully paid, and nonassessable, and will be free and clear from all taxes and of any lien, claim, judgment, charge, mortgage, security interest, pledge, escrow, equity or other encumbrance (collectively, “Encumbrances”) other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable state and federal securities laws, (ii) will not violate or cause a breach of any preemptive or similar rights and (iii) will be issued in accordance with the registration or qualification provisions of the Act and any relevant state securities laws, or pursuant to valid exemptions therefrom. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free and clear from all taxes and Encumbrances other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable state and federal securities laws.

2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration, notice to or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing of the Restated Certificate with the Secretary of State of Delaware; (ii) the filing pursuant to the Regulation D, promulgated by the SEC under the Act, which filing will be effected within 15 days of the sale of the Shares hereunder; or (iii) the filings required by applicable state “blue sky” securities laws, rules and regulations.

2.7 Offering; Previous Issuances Exempt. Neither the Company, nor any of its affiliates or any other person acting on the Company’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising in connection with the offer, sale or issuance of the Shares nor have any of such persons made any offers or sales of any security of the Company or its affiliates or solicited any offers to buy any security of the Company or its affiliates under circumstances that would require registration of the Shares under the Act or any other securities laws or cause this offering of the Shares to be integrated with any prior offering of securities of the Company for purposes of the Act. Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws (under Rule 506 promulgated under the Act, as amended, in the case of the federal securities laws), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. All shares of capital stock and other securities issued by the Company prior to the Initial Closing have been issued in transactions exempt from the registration requirements under the Act and all applicable state securities or “blue sky” laws, and in compliance with all applicable corporate laws. The Company has not violated the Act or any applicable state or other securities or “blue sky” laws in connection with the issuance of any shares of capital stock or other securities prior to the Closing.

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2.8 Litigation. There is no claim, action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its properties before any court or arbitrator or any governmental body, agency or official. To the Company’s knowledge, there are no facts that would cause a reasonable person to believe that such a proceeding would likely result. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

2.9 Proprietary Information Agreements. Except as set forth on Section 2.9 of the Schedule of Exceptions, each present and former employee and officer of the Company has executed a Proprietary Information and Inventions Agreement, and each present consultant to the Company has executed a Consulting Agreement, in substantially the forms provided to special counsel for the Investors (and each former employee of and consultant to the Company executed a form used by the Company at the time, copies of which have been provided to special counsel to the Investors). The Company is not aware that any of its present or former employees, officers or consultants are in violation of the aforementioned agreements, and the Company has taken commercially reasonable efforts to prevent any such violation. No present or former security holder, officer, director or employee of the Company, nor any third party, has any right, title or interest in any Proprietary Rights (as defined in Section 2.10), and all such persons who have been authors, inventors or developers of any Proprietary Rights have assigned any material rights, title or interests in or to such Proprietary Rights to the Company, and waived their moral rights in any copyrighted works comprising such Proprietary Rights. All employees and directors of the Company with access to the Company’s confidential Proprietary Rights have agreed to maintain the confidentiality of such confidential Proprietary Rights. The Company has provided the Investors with an accurate and complete list of the Company’s current employees, including a detailed description of all salary, bonus, severance obligations and deferred compensation paid or payable for each current employee of the Company who received compensation in excess of $200,000 for the fiscal year ended December 31, 2013 or is anticipated to receive compensation in excess of $200,000 for the fiscal year ending December 31, 2014.

2.10 Patents and Trademarks. Except as set forth on Section 2.10 of the Schedule of Exceptions, the Company possesses all rights, title and interests, free and clear of all liens, pledges, security interests, transfer restrictions and other encumbrances, to all material patents and patent applications (together with, all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof), material inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereon, except for

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improvements made by former employees subsequent to such former employee leaving the employ of the Company, trademarks, service marks, trade names and domain names (together with all translations, adaptations, derivations and combinations thereof) and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, copyrightable works, copyrights, trade secrets, information, proprietary rights and processes, in each case to the extent used in or otherwise necessary for its business as now conducted and as proposed to be conducted (collectively, “Proprietary Rights”) without any violation or infringement of, or other conflict with, the valid and enforceable rights of others. The Schedule of Exceptions contains a complete list of patents and pending patent applications and registrations and applications for trademarks, copyrights and domain names owned by, or exclusively licensed to, the Company, which listing specifies for each item listed the owner, the subject matter of such item, any application, patent or registration number, and the date of any application or of the issuance of any patent or registration. The Company has taken commercially reasonable actions to maintain and protect its Proprietary Rights. To the Company’s knowledge, all registered Proprietary Rights owned by, or exclusively licensed to, the Company are valid and subsisting and are in full force and effect. Section 2.10 of the Schedule of Exceptions sets forth all options, licenses, rights to collect royalties, agreements, claims, encumbrances or shared ownership of interests that might be reasonably expected to be material to the Company pursuant to which the Company receives or has received Proprietary Rights, or pursuant to which the Company has granted a license or other interest in Proprietary Rights collectively, “Licenses,” and all such Licenses are in full force and effect, the Company, to its knowledge, is not and has never been in breach thereof and, to the Company’s knowledge, the other party or parties thereto are not and never been in breach thereof. The Company has no contractual restrictions or obligations, including obligations to pay royalties, on its use or proposed use of any basal delivery products, including the V-Go product, or on any product where such products lack a controlled slip anchor spring damper mechanism for controlling a rapid drug infusion. The Company knows of no person or entity, who has infringed upon, interfered with, misappropriated or otherwise come into conflict with any Proprietary Rights, and the Company has not received any written notice with respect to any such infringement, interference, misuse or other violation of any Proprietary Rights. To the Company’s knowledge, there is no governmental prohibition or other restriction on the license, sale or use of the Proprietary Rights under applicable law other than export controls. The Company has not violated, interfered with, misappropriated, infringed or otherwise come into conflict with, and is not currently and as its business is proposed to be conducted will not be violating, interfering with, misappropriating, infringing or otherwise coming into conflict with, any valid and enforceable proprietary or intellectual property right of any other person or entity. The Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or, by conducting its business as proposed, would violate any of the proprietary or intellectual property rights of any other person or entity and the Company is not aware of any reason to believe that such an allegation may be forthcoming. There are no pending or threatened proceedings or adverse claims made with respect to any Proprietary Rights. There has never been litigation commenced or threatened in writing against the Company with respect to any Proprietary Rights. The Company is not aware that any of its employees, officers, directors or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best

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efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Ancillary Agreements, nor the carrying on of the Company’s business by the employees, officers and consultants of the Company, nor the conduct of the Company’s business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees, officers or consultants is now obligated. Without limiting the foregoing, the Company does not believe it is using or will be necessary to utilize any inventions of any of its employees, officers or consultants (or people it currently intends to hire) made prior to or outside the scope of their employment or engagement by the Company, including inventions made by any former employees whereas such inventions were made by such former employees after termination of the employee’s employment with the Company and to the Company’s knowledge, the patents and patent applications within the Proprietary Rights designate the correct inventors of the inventions claimed in those patents and patent applications.

2.11 Compliance with Other Instruments. The Company (i) has not been and is not in violation or default of any provision of its Restated Certificate or Bylaws, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or (ii) has not been and is not in violation or default, in any material respect, of any provision of any law, statute, rule or regulation applicable to the Company. No other party to any contract to which the Company is a party is, to the Company’s knowledge, in violation, breach or default thereof. The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby and the execution and filing of the Restated Certificate will not result in any such violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that (i) results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties or (ii) gives others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any provision thereunder.

2.12 Agreements; Action.

(a) Except for agreements explicitly contemplated hereby and by the Ancillary Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its stockholders, officers, directors, affiliates, or any affiliate thereof.

(b) Section 2.12 of the Schedule of Exceptions sets forth all agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound (i) that may involve obligations (contingent or otherwise) of, or payments to the Company in excess of, $1,000,000, (ii) that are not terminable by the Company upon 30 days’ or less notice without penalty or premium, (iii) that include provisions materially restricting the development, manufacture or distribution of the Company’s products or services, (iv) that provide indemnification by the Company with respect

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to infringements of proprietary rights, (v) that may involve the research, development, manufacture, testing, distributions, marketing or consulting with respect to any Life Science Product (as defined below), or (vi) the breach of which would have a Material Adverse Effect on the Company (each a “Material Contract” and collectively, the “Material Contracts”). Each Material Contract is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and by general equitable principles. There has not occurred any material breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any person, or any combination thereof, would constitute a material breach, violation or default by the Company under any such contract or, to the knowledge of the Company, by any other person to any such contract. The Company has not been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

(c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d) For the purposes of subsections (b) and (c) above, all liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

2.13 Related-Party Transactions. No stockholder (or affiliate thereof), employee, officer, or director of the Company (a “Related Party”) or member of such Related Party’s immediate family, or any corporation, partnership or other entity in which such Related Party is an officer, director or partner, or in which such Related Party has significant ownership interests or otherwise controls, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. None of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a material business relationship, or any firm or corporation that competes with the Company, except that such persons may own stock in (but not exceeding one percent (1%) of the outstanding capital stock of) publicly traded companies that may compete with the Company. Except for this Agreement, the Ancillary Agreements and as set forth on Section 2.13 of the Schedule of Exceptions, no Related Party or member of their immediate family is directly or indirectly interested in any Material Contract with the Company.

2.14 Permits. The Company has all franchises, permits, licenses, regulatory approvals, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company, and the Company believes it can obtain, without undue

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burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of, such franchises, permits, licenses, regulatory approvals or other similar authority.

2.15 Environmental and Safety Laws. The Company has not been and is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and there is no existing condition, situation or set of circumstances which to the Company’s knowledge could reasonably be expected to result in such violation, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

2.16 Manufacturing, Marketing and Development Rights. Except as set forth on Section 2.12 of the Schedule of Exceptions, the Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

2.17 Disclosure. No certificates made or delivered in connection with this Agreement or the Ancillary Agreements contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading when reviewed along with this Agreement and the Schedule of Exceptions.

2.18 Registration Rights. Except as provided in the Investors’ Rights Agreement, the Company has not granted or agreed to grant any registration rights currently in effect, including piggyback rights, to any person or entity.

2.19 Corporate Documents. Copies of the Restated Certificate, certified by the Secretary of State of the State of Delaware, and Bylaws of the Company, certified by its Secretary, have been delivered to the Investors, are true and completed copies of such instruments as amended to the date of this Agreement and are in full force and effect.

2.20 Title to Property and Assets. Except as set forth on Section 2.20 of the Schedule of Exceptions, the Company owns its property and assets free and clear of all Encumbrances, except such Encumbrances that do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any Encumbrances. The Company does not own any real property.

2.21 Financial Statements. The Company has delivered to each Investor copies of its audited financial statements (balance sheet and income and cash flow statements, including notes thereto) as of December 31, 2013 and for the fiscal year then ended, and its unaudited financial statements (balance sheet and income statement) as at and for the three-month period ended March 31, 2014 (the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Company Financial Statements may not contain all footnotes required by U.S. generally accepted accounting principles. The Company Financial Statements fairly present the financial condition

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and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Company Financial Statements to normal year-end audit adjustments, the effect of which will not, individually or in the aggregate, be materially adverse. Except as set forth in the Company Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2014 (the “Financial Statement Date”) and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under U.S. generally accepted accounting principles to be reflected in the Company Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Company Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. generally accepted accounting principles. There have been no changes in the assets, liabilities, financial condition or operating results of the Company since the Financial Statement Date, except for changes occurring in the ordinary course of business.

2.22 Indebtedness. Section 2.22 of the Schedule of Exceptions sets for a true and complete summary of the indebtedness of the Company, including all indebtedness to be terminated in connection with this Agreement and the transactions contemplated hereby, and a list of each agreement and amendments thereto in respect of all such indebtedness.

2.23 Changes. Since the Financial Statement Date, except as set forth in Section 2.23 of the Schedule of Exceptions, there has not been:

(a) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

(b) any waiver by the Company of a valuable or material right or claim or of a material debt owed to it;

(c) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

(d) any material change or amendment to a Material Contract or arrangement by which the Company or any of its assets or properties is bound or subject;

(e) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(f) any resignation or termination of employment of any key employee or officer of the Company (and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee);

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(g) any (i) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Company, (ii) entering into of any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (iii) increase in, or accelerated vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements of the Company or (iv) increase in or enhancement of any rights or features related to compensation, bonus or other benefits payable to directors, officers or senior employees of the Company, other than in the ordinary course of business consistent with past practice

(h) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(j) any assignment, lease or other transfer or disposition, or any other agreement or arrangement therefor by the Company of any property or equipment having a value in excess of $100,000, except in the ordinary course of business consistent with past practice;

(k) other than for employment compensation and expenditures contemplated by its operating budget approved by the Board of Directors, any expenditure by the Company (or series of related expenditures) involving more than $100,000 in the aggregate;

(l) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(m) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

(n) any Material Adverse Effect or to the Company’s knowledge, any other event or condition of any character that might be reasonably expected to result in a Material Adverse Effect; or

(o) any agreement or commitment by the Company to do any of the things described in this Section 2.23.

2.24 Employee Benefit Plans.

(a) The Schedule of Exceptions contains a list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) to which the Company or any person that is, together with the Company, treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as

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amended (the “Code”), or Section 4001(b) of ERISA (each, an “ERISA Affiliate”), is a party, with respect to which the Company or any ERISA Affiliate has any obligation or which are maintained, contributed to or sponsored by the Company or any ERISA Affiliate for the benefit of any current or former employee, officer, director or consultant of the Company or any ERISA Affiliate (each, a “Benefit Plan”).

(b) The Company has furnished the Investors with a true and complete copy of each Benefit Plan (or a written summary of any Benefit Plan that is not in writing) and a true and complete copy of each material document, if any, prepared in connection with each Benefit Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the three most recent annual reports (Form 5500 series and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Benefit Plan, (iv) the most recently received Internal Revenue Service determination or opinion letter for each Benefit Plan intended to qualify under Section 401(a) of the Code and (v) the most recently prepared actuarial report and financial statement in connection with each Benefit Plan (if not included in such annual report).

(c) None of the Benefit Plans is subject to Title IV of ERISA or Section 412 of the Code, and neither the Company nor any ERISA Affiliate has ever maintained or contributed to a plan that is subject to Title IV of ERISA or Section 412 of the Code.

(d) Each Benefit Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws, including (without limitation) ERISA, the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended through the date hereof (“COBRA”). No action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Benefit Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, claim or proceeding. Each Benefit Plan may be amended, terminated or otherwise discontinued at any time without material liability to the participants, the Investors, the Company or any ERISA Affiliate, other than ordinary administration expenses.

(e) Each Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service with respect to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, the application for such letter was accurate and complete, and nothing has occurred since the date of such letter that would adversely affect the qualified status of such Benefit Plan.

(f) No director or officer or other employee of the Company will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any employee benefit plan subject to ERISA or other benefit under any compensation plan or arrangement of the Company) solely as a result of the transactions contemplated in this Agreement; and no payment made or to be made to any current or former employee or director of the Company, or any of its affiliates by reason of the transactions contemplated hereby (whether alone or in connection with any other event, including, but not limited to, a termination of employment) will constitute an “excess parachute payment” within the meaning of Section 280G of the Code.

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2.25 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company has timely paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in the Company Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Code to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since December 31, 2013, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

2.26 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

2.27 Minute Books. The minute books of the Company provided to the Investors contain a complete summary of all meetings and actions by written consent of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

2.28 Labor Agreements and Actions; Employee Compensation. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, that could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company

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have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. Except as set forth on Section 2.28 of the Schedule of Exceptions, the Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

2.29 Section 83(b) Elections. To the Company’s knowledge, all individuals who have purchased unvested shares of the Company’s Common Stock have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

2.30 Real Property Holding Company. The Company is not currently, and has not been during the prior five years, a United States real property holding corporation within the meaning of Section 897 of the Code and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

2.31 Significant Customers and Suppliers. No customer or supplier that was significant to the Company during the period covered by the Company Financial Statements or that has been significant to the Company thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

2.32 Product Regulatory Review.

(a) As to each of the products of the Company, including, without limitation, products or compounds currently under research and/or development by the Company, subject to the jurisdiction of the United States Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act and the regulations thereunder (“FDCA”) (each such product, a “Life Science Product”), such Life Science Product is being researched, developed, manufactured, tested, distributed and/or marketed in compliance in all material respects with all applicable requirements under the FDCA and similar laws and regulations applicable to such Life Science Product, including those relating to investigational use, premarket approval, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security. The Schedule of Exceptions lists each Life Science Product of the Company. The Company has not received any notice or other communication from the FDA or any other Federal, state or foreign governmental entity (i) contesting the premarket approval of, the uses of or the labeling and promotion of any Life Science Product or (ii) otherwise alleging any violation by the Company of any law, regulation or other legal provision applicable to a Life Science Product, and to the Company’s knowledge, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in the occurrence of any such events.

(b) Neither the Company, nor any officer, employee or agent of the Company has made an untrue statement of a material fact or fraudulent statement to the FDA or other Federal, state or foreign governmental entity performing similar functions or failed to disclose a material fact required to be disclosed to the FDA or such other Federal, state or foreign governmental entity.

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3. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants that:

3.1 Authorization. Such Investor has full power and authority to enter into this Agreement and the Ancillary Agreements, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Shares will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Shares.

3.5 Accredited Investor. Such Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

3.6 Restricted Securities. Such Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the

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Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7 Disqualification Event. The purchase of the Shares by such Investor will not subject the Company to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Act.

3.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Shares unless and until:

(a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the prospective transferee agrees in all such instances in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

3.9 Legends. It is understood that the certificates evidencing the Shares may bear one or all of the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A STOCK PURCHASE AGREEMENT, VOTING AGREEMENT, AND INVESTORS’

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RIGHTS AGREEMENT, AS EACH MAY BE AMENDED FROM TIME TO TIME (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY WITHOUT COST UPON WRITTEN REQUEST), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID STOCK PURCHASE AGREEMENT, VOTING AGREEMENT, AND INVESTORS’ RIGHTS AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

3.10 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

3.11 Further Representations by Foreign Investors. If an Investor is not a United States person, such Investor hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within his jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Such Investor’s subscription and payment for, and his or her continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of his or her jurisdiction.

3.12 Appraisal Rights Waiver. To the extent an Investor was a holder of capital stock of the Company immediately prior to the effective time of the Merger, each such Investor hereby waives, and agrees not to exercise, its right to dissent from the Merger, and the transactions contemplated thereby, and demand appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, a copy of which is attached hereto as Exhibit F. Each such Investor represents and warrants that it is aware of its rights to dissent pursuant to Section 262 of the General Corporation Law of the State of Delaware and has received and had the opportunity to read a copy of such section, which is attached hereto as Exhibit F, and this waiver, agreement, representation and warranty was a condition precedent to the Company permitting such Investor to purchase the Shares.

4. Conditions of Investors’ Obligations at Closing. The obligations of each Investor under this Agreement to purchase the Shares at the Initial Closing or Additional Shares at the Second Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1 Representations and Warranties of Company. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Initial Closing and there shall have been no Material Adverse Effect since the Financial Statement Date.

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4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

4.3 Compliance Certificate. The President of the Company shall deliver to each Investor at such Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of such Closing.

4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at such Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

4.6 Secretary’s Certificate. The Secretary of the Company shall deliver to each Investor at the Initial Closing a certificate stating that the copies of the Company’s Restated Certificate and Bylaws and Board of Director and stockholder resolutions relating to the sale of the Shares attached thereto are true and complete copies of such documents and resolutions.

4.7 Opinion of Company Counsel. The Investors shall have received from counsel for the Company an opinion, dated as of the Initial Closing, in substantially the form of Exhibit D attached to this Agreement.

4.8 Board of Directors. As of the Initial Closing, the authorized size of the Board of Directors of the Company shall be nine (9) directors, and the Board shall be comprised of Kristine Peterson, Vaughn Kailian, Ittai Harel, John Ryan, Steve LaPorte, Dan Pelak, Paul Queally, Sean Traynor and John Barr.

4.9 Investors’ Rights Agreement. The Company and each Investor shall have entered into the Investors’ Rights Agreement.

4.10 Voting Agreement. The Company, each Investor, and the other stockholders of the Company named as parties thereto shall each have entered into the Voting Agreement.

4.11 Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Initial Closing, which shall continue to be in full force and effect as of such Closing.

4.12 Stock Option Plan. The Investors shall have received evidence satisfactory to each of them that the Company shall have pursuant to applicable duly adopted and valid Board of Directors and stockholder actions, approved the 2014 Option Plan in the form attached hereto as Exhibit E.

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4.13 Amendments to Management Rights Letters. On or prior to the Initial Closing, existing Management Rights Letters between the Company and each of (i) WCAS and its affiliates, (ii) MPM Capital and its affiliates, (iii) Pitango Venture Capital and its affiliates and (iv) ONSET VI, L.P., shall have been amended and restated and delivered to the applicable Investor, in each case, in a form satisfactory to WCAS.

4.14 Termination of Existing Agreements. Effective upon the Initial Closing, (i) any prior stockholder agreements, voting agreements, co-sale agreements, or agreements relating to rights of first offer, rights of first refusal or preemptive rights shall have been terminated and shall be of no further force and effect, and (ii) any prior registration rights agreements shall have been terminated and shall be of no further force and effect.

4.15 Consents. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under the Restated Certificate, this Agreement and the other Ancillary Agreements, to issue the Shares and the Conversion Shares, and to carry out the transactions contemplated hereby and thereby.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before such Closing of each of the following conditions by that Investor, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of the Investors participating in a Closing contained in Section 3 shall be true on and as of such Closing.

5.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

5.3 Investors’ Rights Agreement. Each Investor shall have executed and delivered the Investors’ Rights Agreement.

5.4 Voting Agreement. Each Investor and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.

6. Miscellaneous.

6.1 Survival of Representations and Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the applicable Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investors or the Company.

6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this

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Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 6.6).

6.7 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8 Expenses. The Company and the Investors shall pay for any and all of their own costs and expenses they incur in connection with the transactions contemplated by this Agreement; provided, however, the Company will pay the reasonable fees and documented out-of-pocket expenses of (i) Ropes & Gray LLP, counsel to WCAS, (ii) Wilmer Cutler Pickering Hale and Dorr LLP, counsel for certain other Investors that held shares of Series B Preferred Stock of the Company prior to the effective time of the Merger and (iii) DLA Piper LLP, counsel to Full Succeed International Limited, in an amount not to exceed, in the aggregate, $50,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Ancillary Agreements or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular

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instance and either retroactively or prospectively), only with the written consent of the Company, WCAS and (i) prior to the Initial Closing, the Investors who will hold at least a majority of the Shares that will be outstanding immediately following the Initial Closing, and (ii) on or following the Initial Closing, the Investors holding at least a majority of the then outstanding Shares. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities who enters into a joinder to this Agreement, and the Company.

6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.11 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.12 Entire Agreement. This Agreement and the documents referred to herein, including the Restated Certificate, constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

VALERITAS, INC.

By:
Name:
Title:

Address:	750 Route 202 South, Suite 100
Bridgewater, NJ 08807

SIGNATURE PAGE TO VALERITAS, INC.

2014 STOCK PURCHASE AGREEMENT

INVESTORS:

WELSH, CARSON, ANDERSON & STOWE XI, L.P.

By:
Name:
Title:

WCAS XI CO-INVESTORS LLC

By:
Name:
Title:

WCAS MANAGEMENT CORPORATION

By:
Name:
Title:

Address:
c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue, Suite 2500
New York, New York 10022
Attn: Paul B. Queally

SIGNATURE PAGE TO VALERITAS, INC.

2014 STOCK PURCHASE AGREEMENT

INVESTORS:

FULL SUCCEED INTERNATIONAL LIMITED

By:
Yu Le, Director

Address:	35/F, No.1333 Lujiazui Ring Road
Ping An Finance Tower
Pu Dong, Shanghai, PRC

SIGNATURE PAGE TO VALERITAS, INC.

2014 STOCK PURCHASE AGREEMENT

INVESTORS:

MPM BIOVENTURES IV-QP, L.P.

BY: MPM BIOVENTURES IV GP LLC,
ITS GENERAL PARTNER

BY: MPM BIOVENTURES IV LLC,
ITS MANAGING MEMBER

By:
Name:
Title:

Address:

MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG

BY: MPM BIOVENTURES IV GP LLC,
IN ITS CAPACITY AS THE MANAGING LIMITED PARTNER

BY: MPM BIOVENTURES IV LLC,
ITS MANAGING MEMBER

By:
Name:
Title:

Address:

MPM ASSET MANAGEMENT INVESTORS BV4 LLC

BY: MPM BIOVENTURES IV LLC,
ITS MANAGER

By:
Name:
Title:

Address:

SIGNATURE PAGE TO VALERITAS, INC.

2014 STOCK PURCHASE AGREEMENT

INVESTORS:

ONSET VI, L.P.

BY: ONSET VI MANAGEMENT, LLC,
ITS GENERAL PARTNER

By:
Name:
Title:	Managing Director

Address:

SIGNATURE PAGE TO VALERITAS, INC.

2014 STOCK PURCHASE AGREEMENT

INVESTORS:

PITANGO VENTURE CAPITAL FUND V, L.P.

BY: PITANGO V.C. FUND V, L.P.,
ITS GENERAL PARTNER

BY: PITANGO G.P. CAPITAL HOLDINGS LTD.,
ITS GENERAL PARTNER

By:
Name:
Title:

Address:

PITANGO VENTURE CAPITAL PRINCIPALS FUND V, L.P.

BY: PITANGO V.C. FUND V, L.P.,
ITS GENERAL PARTNER

BY: PITANGO G.P. CAPITAL HOLDINGS LTD.,
ITS GENERAL PARTNER

By:
Name:
Title:

Address:

SIGNATURE PAGE TO VALERITAS, INC.

2014 STOCK PURCHASE AGREEMENT

INVESTORS:

AUDA CAPITAL IV CO-INVESTMENT GMBH & CO. KG

By:	Auda Capital IV Co-Investment Fund GP L.P. its Managing Limited Partner
By:	Auda Capital IV Co-Investment Fund LLC its General Partner
By:	Auda Private Equity LLC its Managing Member

By:
Name:
Title:

AUDA CAPITAL IV CO-INVESTMENT FUND L.P.

By:	Auda Capital IV Co-Investment Fund GP L.P. its Managing Limited Partner
By:	Auda Capital IV Co-Investment Fund LLC its General Partner
By:	Auda Private Equity LLC its Managing Member

By:
Name:
Title:

AUDA VALERITAS SEGREGATED PORTFOLIO
a segregated portfolio of Auda Capital IV Co-Investment Fund SPC

By:
Name:
Title:

Address:	c/o Auda International L.P.
888 Seventh Avenue, 41st Floor
New York, NY 10151
Tel.:
Fax:
Email:

SIGNATURE PAGE TO VALERITAS, INC.

2014 STOCK PURCHASE AGREEMENT

INVESTORS:

TULLIS OPPORTUNITY FUND, L.P.

By:	Tullis Opportunity Fund, L.L.C.,
Its general partner

By:
	Name:	James L. L. Tullis
	Title:	Manager

TULLIS OPPORTUNITY FUND II, L.P.

By:	Tullis Opportunity Fund II, L.L.C.,
Its general partner

By:
	Name:	James L. L. Tullis
	Title:	Manager

Address:	c/o Tullis-Dickerson & Co., Inc.
One Stamford Plaza
263 Tresser Boulevard, 12th Floor
Stamford, CT 06901
Attn: James L. L. Tullis
Fax:
Email:

PED-VLRTS, LLC

By:
Name:
Title:

Address:

SIGNATURE PAGE TO VALERITAS, INC.

2014 STOCK PURCHASE AGREEMENT

INVESTORS:

ABINGWORTH BIOVENTURES V LP

BY: ABINGWORTH LLP, ITS MANAGER

By:
Name:
Title:

Address:

SIGNATURE PAGE TO VALERITAS, INC.

2014 STOCK PURCHASE AGREEMENT

INVESTORS:

HLM VENTURE PARTNERS II, L.P.

BY: HLM VENTURE ASSOCIATES, LLC
ITS GENERAL PARTNER

By:
Name:
Title:

Address:

SIGNATURE PAGE TO VALERITAS, INC.

2014 STOCK PURCHASE AGREEMENT

INVESTORS:

CHL MEDICAL PARTNERS III, L.P.

BY: CHL MEDICAL PARTNERS III, LLC,
ITS GENERAL PARTNER

By:
Name:
Title:

CHL MEDICAL PARTNERS III SIDE FUND, L.P.

BY: CHL MEDICAL PARTNERS III, LLC,
ITS GENERAL PARTNER

By:
Name:
Title:

Address:

SIGNATURE PAGE TO VALERITAS, INC.

2014 STOCK PURCHASE AGREEMENT

INVESTORS:

ADVANCED TECHNOLOGY VENTURES VIII, L.P.

BY: ATV ASSOCIATES VIII, L.L.C.
ITS GENERAL PARTNER

By:
Name:
Title:

Address:	500 Boylston Street, Suite 1380
Boston, MA 02116
617-850-9700

SIGNATURE PAGE TO VALERITAS, INC.

2014 STOCK PURCHASE AGREEMENT

INVESTORS:

THE PERMANENTE FEDERATION LLC - SERIES J

By:
Name:
Title:

KAISER PERMANENTE VENTURES, LLC – SERIES A

By:
Name:
Title:

KAISER PERMANENTE VENTURES, LLC – SERIES B

By:
Name:
Title:

Address:

SIGNATURE PAGE TO VALERITAS, INC.

2014 STOCK PURCHASE AGREEMENT

INVESTORS:

AGATE MEDICAL INVESTMENTS LP

AGATE MEDICAL INVESTMENTS (CAYMAN) LP

By: AGATE R.M. INVESTMENTS AND MEDICAL TECHNOLOGIES LTD

By:
Name:
Title:

Address:

SIGNATURE PAGE TO VALERITAS, INC.

2014 STOCK PURCHASE AGREEMENT

INVESTORS:

Elizabeth Gordon

Address:

Evan Norton

Address:

Joe Fitzgerald

Address:

SIGNATURE PAGE TO VALERITAS, INC.

2014 STOCK PURCHASE AGREEMENT

INVESTORS:

SAINT JOHN’S UNIVERSITY

By:
Name:
Title:

Address:

SIGNATURE PAGE TO VALERITAS, INC.

2014 STOCK PURCHASE AGREEMENT

Schedule I

Schedule of Investors

Investor*	Shares at Initial Closing	Cash Purchase Price at Initial Closing	Shares at Second Closing	Cash Purchase Price at Second Closing	Total Shares	Total Cash Purchase Price
WCAS Valeritas Holdings, LLC	988,470	$9,884,700	575,837	$5,758,370	1,564,307	$15,643,070
WCAS Capital Partners IV, L.P*
Pitango Venture Capital Fund V, L.P.	280,473	$2,804,730	163,391	$1,633,910	443,864	$4,438,640
Pitango Venture Capital Principals Fund V, L.P.*
MPM BioVentures IV-QP, L.P	242,750	$2,427,500	141,416	$1,414,160	384,166	$3,841,660
MPM BioVentures IV GmbH & Co. Beteiligungs KG*	9,352	$93,520	5,448	$54,480	14,800	$148,000
MPM Asset Management Investors BV4 LLC*	6,903	$69,030	4,021	$40,210	10,924	$109,240
Abingworth Bioventures V LP	172,472	$1,724,720	100,475	$1,004,750	272,947	$2,729,470
Auda Valeritas Segregated Portfolio	149,732	$1,497,320	87,227	$872,270	236,959	$2,369,590
Auda Capital IV Co-Investment GmbH & Co. KG*
Auda Capital IV Co-Investment Fund, L.P.*
Advanced Technology Ventures VIII, L.P.	31,594	$315,940	18,406	$184,060	50,000	$500,000
ONSET VI, L.P.	103,601	$1,036,010	60,354	$603,540	163,955	$1,639,550
HLM Venture Partners II, L.P.	86,334	$863,340	50,295	$502,950	136,629	$1,366,290
Agate Medical Investments Cayman LP	6,319	$63,190	3,681	$36,810	10,000	$100,000
CHL Medical Partners III, LP	12,638	$126,380	7,362	$73,620	20,000	200,000

CHL Medical Partners III Side Fund, LP*
The Permanente Federation LLC - Series J	34,534	$345,340	20,118	$201,180	54,652	$546,520
Kaiser Permanente Ventures, LLC – Series A*
Kaiser Permanente Ventures, LLC – Series B*
PED-VLRTS, LLC	24,278	$242,780	14,143	$141,430	38,421	$384,210
Elizabeth Gordon	20,218	$202,180	11,778	$117,780	31,996	$319,960
Tullis Opportunity Fund, L.P.	13,785	$137,850	8,031	$80,310	21,816	$218,160
Tullis Opportunity Fund II, L.P.*
Saint John’s University	328	$3,280	191	$1,910	519	$5,190
Evan Norton	274	$2,740	159	$1,590	433	$4,330
Full Succeed International Limited	315,945	$3,159,450	184,055	$1,840,550	500,000	$5,000,000

Joe Fitzgerald	1,269	$12,690	589	$5,890	1,858	$18,580

	2,500,000	$25,000,000	1,456,388	$14,563,880	3,956,388	$39,563,880

*	INVESTORS TO PROVIDE ALLOCATIONS AMONG ITS FUNDS

EXHIBIT A

Restated Certificate of Incorporation

EXHIBIT B

Investors’ Rights Agreement

EXHIBIT C

Voting Agreement

EXHIBIT D

Legal Opinion

EXHIBIT E

2014 Stock Plan

EXHIBIT F

SECTION 262 of the DGCL

§ 262 Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

EXHIBIT B

FORM WARRANT

[See Attached]

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THIS WARRANT, DIRECTLY OR INDIRECTLY.

VALERITAS, INC.

COMMON STOCK PURCHASE WARRANT

No. 2014-1	May [ ], 2014

Warrant to Purchase [—] Shares of Warrant Stock (as defined below) (the “Warrant Share Number”).

Valeritas, Inc. (the “Company”), a Delaware corporation, hereby certifies that, subject to the terms and conditions set forth in this Stock Purchase Warrant (this “Warrant”), CAPITAL ROYALTY PARTNERS II L.P. (the “Holder”), is entitled to purchase the Warrant Share Number of shares of Warrant Stock (as defined below) from the Company at any time or from time to time during the Exercise Period for the Exercise Price (as defined below) per share, subject to adjustments as set forth in Section 4.

This Warrant is issued in connection with that certain Term Loan Agreement, dated May 24, 2013, between the Company, as Borrower, and the Lenders party thereto, as [amended by that certain Amendment to the Term Loan Agreement, dated as of the date hereof] (as amended, the “Term Loan Agreement”). As used herein, the term “Exercise Period” shall mean the period commencing on the date hereof (the “Commencement Date”), and ending at 5:00 p.m. (prevailing local time at the principal executive office of the Company) on the ten (10) year anniversary of the date hereof, provided, however, that this Warrant shall no longer be exercisable and become null and void upon the consummation of any “Termination Event” defined as (a) the consummation of the Company’s sale of its Common Stock or other securities pursuant to a registration statement under the Securities Act of 1933, as amended (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction) (the “Initial Public Offering”) and (b) the consummation of a Liquidation Event, as such term is defined in the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”). For purposes of this Warrant, any of the transactions described in subsection (b) of this paragraph shall be referred to herein as a “Corporate Transaction”). In the event of a Termination Event, the Company shall notify the Holder at least ten (10) days prior to the consummation of such Termination Event. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Term Loan Agreement.

1. Determination of Warrant Stock, Warrant Share Number and Warrant Exercise Price.

(a) Warrant Stock. This Warrant shall represent the right to purchase shares of Common Stock, par value $0.00001 per share, of the Company (the “Warrant Stock”).

(b) Warrant Share Number. This Warrant shall be exercisable for a number of shares of Warrant Stock equal to the Warrant Share Number at the Exercise Price at any time and from time to time from the Commencement Date until the earlier of (i) the consummation of a Termination Event and (ii) the ten (10) year anniversary of the date hereof.

(c) Exercise Price. The exercise price per share of Warrant Stock shall be equal to $0.01 (the “Exercise Price”).

2. Mechanics of Exercise of Warrant. This Warrant may be exercised by the registered holder hereof by surrender to the Company of this Warrant, with the form of subscription agreement attached hereto as Exhibit A duly executed by such Holder, accompanied by payment equal to the aggregate purchase price for the securities for which this Warrant is then being exercised. Upon exercise of the Warrant, Holder shall, upon the request of the Company become a party to any and all agreements between the Company and its stockholders governing the respective class and series of securities for which this Warrant is being exercised, including, without limitation, the Voting Agreement, dated as of May [—], 2014, among the Company and the Stockholders party thereto, as amended from time to time. Notwithstanding the provisions of the first paragraph hereof, if the Holder has not exercised this Warrant prior to the closing of a Corporate Transaction or an Initial Public Offering, this Warrant shall automatically be deemed to be exercised in full in the manner set forth in Section 3(d), without any further action on behalf of the Holder immediately prior to such closing.

3. Delivery of Certificates: Fractional Shares.

(a) Delivery of Certificates. As soon as is practicable after any exercise of this Warrant, the Company, at its own expense, will deliver to the registered holder hereof one or more certificates representing the securities to which such holder is entitled in respect of such exercise, together, in the case of any partial exercise, with a new Warrant representing the unexercised portion hereof.

(b) Fractional Shares. In the event that any exercise of this Warrant would, but for the provisions of this Section 3(b), result in the issuance of any fractional share of capital stock, then in lieu of such fractional share the registered holder hereof will be entitled to cash equal to the fair market value of such fractional share, as determined in good faith by the Company’s Board of Directors.

(c) Payment of Exercise Price. The Exercise Price may be paid at the holder’s election either by cash, certified or official bank check payable to the order of the Company, or by wire transfer to its account.

(d) Cashless Exercise. Notwithstanding the payment provisions set forth above and only in the event of an Initial Public Offering or a Corporate Transaction, in lieu of exercising this Warrant in the manner provided above in Section 2, the Holder may elect to receive shares of Warrant Stock equal to the value of this Warrant (a “Net Exercise”) by surrender of this Warrant at the principal office of the Company, together with notice of such election, in which event the Company shall issue to Holder a number of shares of Warrant Stock computed using the following formula:

X =Y (A - B)
A

Where	X =	The number of shares of Warrant Stock to be issued to the Holder.

	Y =	The number of shares of Warrant Stock as to which the Warrant is being exercised.

	A =	The Fair Market Value of one share of Warrant Stock (at the date of such calculation).

	B =	The Exercise Price (as adjusted to the date of such calculation).

(e) Exchange Right.

(i) In lieu of exercising this Warrant pursuant to Section 2 or Net Exercising it pursuant to Section 3(d), prior to the closing of a Corporate Transaction, by written notice to the acquiring entity (the “Acquiring Person”) and the Company at least five (5) days before the date of closing of such Corporate Transaction, the Holder may assign, in whole or in part, this Warrant to the Acquiring Person and receive in exchange from the Acquiring Person immediately prior to such closing, without the payment by the Holder of any additional consideration, an amount and type of consideration equal to the amount and type of consideration that would have been payable by the Acquiring Person in the Corporate Transaction with respect to that number of shares of Warrant Stock that would have been issuable had the portion of the Warrant that is so assigned pursuant to this Section 3(e) not been assigned but instead been Net Exercised pursuant to Section 3(d).

(ii) The type of consideration paid by the Acquiring Person for the portion of this Warrant that could be Net Exercised into one share of Warrant Stock pursuant to Section 3(d) shall be the same type of consideration, whether stock, securities or other property, paid for one share of Common Stock in the Corporate Transaction, or if more than one type of consideration is paid for one share of Common Stock in the Corporate Transaction, the same types and on the same relative basis as is paid for one (1) share of common stock in the Corporate Transaction (assuming, in the case of a Corporate Transaction involving the sale or transfer of all or substantially all of its assets, that the consideration received by the Company in is distributed to the stockholders of the Company on the date of closing of such sale or transfer).

4. Certain Adjustments.

(a) Adjustment for Stock Splits and Combinations. If the Company shall from time to time after the date on which this Warrant was first issued (such date being referred to as the “Original Issue Date”) effect a subdivision of the outstanding Warrant Stock, the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased and the Warrant Share Number then in effect immediately before that subdivision shall be proportionately increased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding Warrant Stock, the Exercise Price in effect immediately before the combination shall be proportionately increased and the Warrant Share Number then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment for Certain Dividends and Distributions. In the event the Company from time to time after the Commencement Date shall make or issue, or fix a record date for the determination of holders of Warrant Stock entitled to receive, a dividend or other distribution payable in additional Warrant Stock, then and in each such event the Exercise Price then in effect immediately before such event shall be decreased as of the time of such issuance (but not below zero) and the Warrant Share Number then in effect immediately before such event shall be proportionately increased or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction:

(i) the numerator of which shall be the total number of Warrant Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of Warrant Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Warrant Stock issuable in payment of such dividend or distribution;

and proportionately increasing the Warrant Share Number then in effect; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price and the Warrant Share Number shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price and the Warrant Share Number shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(c) Adjustment for Reorganization. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the shares of Warrant Stock are converted into or exchanged for securities, cash or other property (other than a Corporate Transaction or a transaction covered by subsections 4(a) or 4(b) (collectively, a “Reorganization”), then, following such Reorganization, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

(d) No Impairment. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

5. Notices of Record Date, Etc. In the event from time to time of any proposed or contemplated:

(a) taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other similar right;

(b) capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets of the Company to, or any consolidation or merger of the Company with or into, any other person or entity, in each case which constitutes a Corporate Transaction; or

(c) voluntary or involuntary dissolution, liquidation, or winding-up of the Company;

then, and in each such event the Company will send to the registered holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right, or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up is anticipated to take place and the time, if any is to be fixed, as of which the holders of record of any class or series of the Company’s capital stock or other securities will be entitled to exchange such stock or other securities for other securities, cash, and/or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up. Such notice will be mailed at least ten (10) days prior to the earliest date specified in such notice on which any such action or transaction is to be taken or consummated.

6. Reservation of Securities Issuable on Exercise of Warrant. The Company at all times and from time to time will reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, the number of shares of Warrant Stock from time to time issuable upon exercise of this Warrant. If at any time the Company does not have sufficient authorized Common Stock to comply with the foregoing sentence, the Company promptly will take all reasonable steps (including without limitation amending the Certificate of Incorporation) necessary to provide the quantity of securities sufficient to effect the exercise in full of this Warrant.

7. Transfer of Warrant. The Holder may at any time assign to an Eligible Transferee all of its rights and obligations under this Warrant upon providing the Company at least ten (10) days prior written notice of any such assignment; provided, however, that no such assignment shall be made to Borrower, an Affiliate of Borrower, or any employees or directors of Borrower at any time, and in all cases, subject to evidence of compliance with the Securities Act of 1933, as amended, (the “Securities Act”), and applicable state securities laws. Any transferee that receives this Warrant in a transaction permitted by this Section 7 shall thereafter be deemed the Holder of this Warrant. The Company may treat the person in whose name this Warrant is registered as the holder hereof for all purposes.

8. Compliance with Securities Act. The holder hereof, by acceptance hereof, agrees that this Warrant is being acquired for investment for its own account and not with a view towards its distribution and that the holder hereof will not offer, sell or otherwise dispose of this Warrant or shares of capital stock of the Company issued upon exercise of this Warrant except under circumstances which will not result in a violation of the Securities Act and applicable state securities laws. The holder is, and all permitted transferees shall be, an “Accredited Investor” within the meaning of Rule 501 promulgated under this Securities Act 1933, as amended.

9. Loss or Mutilation. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver, in lieu hereof, a new note of like tenor.

10. Captions. The captions of sections or subsections of this Warrant are for reference only and will not affect the interpretation or construction of this Warrant.

11. Waivers. Subject to the provisions of Section 15, no waiver of any breach or default hereunder by the Company will be valid unless in a writing signed by the registered holder hereof. No waiver of any breach or default hereunder by the registered holder hereof will be valid unless in a writing signed by the Company. No failure or other delay by the registered holder hereof, or the Company, as applicable, in exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

12. Unenforceable Provisions. If any provision of this Warrant is invalid, illegal or unenforceable, the balance of this Warrant shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

13. Governing Law. This Warrant will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law).

14. No Rights as a Stockholder. Until exercise of this Warrant pursuant to the terms hereof, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

15. Legends. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.”

Said legend shall be removed by the Company, upon the request of the Holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.

16. Joint Action Required. This Warrant is one of several that may be issued pursuant to the Term Loan Agreement (collectively, the “Warrants”). It is the intent of the Company, the Holder and each other Lender holding a Warrant that no Lender may exercise or exchange any Warrant (including but not limited to this Warrant) in whole or in part, nor make any claim or demand or bring any suit or action with respect to any Warrant, in each case unless the Majority Lenders have agreed in writing to so exercise or exchange the Warrants, make such claim or demand, or bring such suit or action (in which case all Lenders holding Warrants shall cooperate so that, as applicable, (i) all Warrants are proportionately exercised or exchanged in the case of exercise or exchange, so that each Lender has the same percentage of its Warrant exercised or exchanged, or (ii) all Lenders holding Warrants shall collectively share in the costs and benefits of any such claim, demand, suit or action (on a pro-rata basis in accordance with their respective number of Warrant Stock purchasable). Accordingly, the Holder hereby agrees not to directly or indirectly exercise or exchange this Warrant or make or bring any such claim, demand, suit or action unless the Majority Lenders have agreed in writing to do so with respect to all Warrants.

17. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any other term hereof may be waived only with the written consent of the Company and the Holder; provided, that the Majority Lenders may agree to amend or waive any term of all Warrants (with such amendment or waiver applying to each Warrant in the same manner), in which case such term of this Warrant shall be so amended or waived, as applicable, without any separate action of Holder. Holder hereby agrees that the Majority Lenders shall have such power to amend or waive terms of this Warrant.

18. Prior Warrant. The Company previously issued to Holder on June 20, 2013 a Common Stock Purchase Warrant to purchase 1,181,819 shares of Common Stock of the Company (the “Prior Warrant”). The Company and the Holder irrevocably agree that effective as of the date hereof, the Prior Warrant is hereby terminated in its entirety and of no further force or effect.

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Executed and delivered under seal on and as of the date first above written.

VALERITAS, INC.

By:
Name:
Title:

Agreed and acknowledged

CAPITAL ROYALTY PARTNERS II L.P.

By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner

By CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By
Name:	Charles Tate
Title:	Sole Member

Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:
Fax:
Email:

SIGNATURE PAGE TO STOCK PURCHASE WARRANT

EXHIBIT A

SUBSCRIPTION FORM

The undersigned, the registered holder of the Warrant, hereby elects to exercise the purchase right represented by such Warrant as follows:

_____	The undersigned hereby elects to purchase shares of Warrant Stock (as defined in this Warrant) and herewith makes payment of $ therefor.

_____	The undersigned hereby elects to exercise this Warrant by the Net Exercise method described in Section 3(d) of this Warrant and to receive shares of Warrant Stock (as defined in this Warrant).

The undersigned further requests that the certificates representing such shares be issued in the name of and delivered to                      and if such shares shall not include all of the shares issuable under this Warrant, that a new Warrant of like tenor and date be delivered to the undersigned for the shares not issued.

Dated:
Name of Registered Holder